UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

UGI CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Notice of February 27, 2007

Annual Meeting and Proxy Statement

BOX 858 VALLEY FORGE, PA 19482 — 610-337-1000

LON R. GREENBERG

Chairman and

Chief Executive Officer

January 2, 2007

Dear Shareholder,

On behalf of our entire Board of Directors, I cordially invite you to attend our Annual Meeting of Shareholders on Tuesday, February 27, 2007. At the meeting, we will review UGI’s performance for Fiscal 2006 and our expectations for the future.

A notice of the meeting and Proxy Statement follow. You will also find enclosed your proxy voting card and our 2006 Annual Report. I would like to take this opportunity to remind you that your vote is important. Please read the proxy materials and take a moment now to vote via the Internet, by telephone or by using the enclosed proxy voting card and returning it in the postage-paid envelope we have provided.

I look forward to seeing you on February 27th and addressing your questions and comments.

Sincerely,

Lon R. Greenberg

460 NORTH GULPH ROAD, KING OF PRUSSIA, PA 19406

BOX 858 VALLEY FORGE, PA 19482 — 610-337-1000

January 2, 2007

NOTICE OF

ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of UGI Corporation will be held on Tuesday, February 27, 2007, at 10:00 a.m., at The Desmond Hotel and Conference Center, Ballrooms A and B, One Liberty Boulevard, Malvern, Pennsylvania. Directions to The Desmond Conference Center are included in our Proxy Statement. Shareholders will consider and take action on the following matters:

1. Election of nine directors to serve until the next annual meeting of Shareholders;

2. Approval of the Company’s Amended and Restated 2004 Omnibus Equity Compensation Plan;

3. Ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accountants for Fiscal 2007; and

4. Transaction of any other business that is properly raised at the meeting.

Margaret M. Calabrese
Corporate Secretary

460 NORTH GULPH ROAD, KING OF PRUSSIA, PA 19406

|    TABLE OF CONTENTS

Directions to The Desmond Hotel and Conference Center

UGI CORPORATION

460 North Gulph Road

King of Prussia, Pennsylvania 19406

PROXY STATEMENT

|    ANNUAL MEETING INFORMATION

This proxy statement contains information related to the Annual Meeting of Shareholders of UGI Corporation to be held on Tuesday, February 27, 2007, beginning at 10:00 a.m., at The Desmond Hotel and Conference Center, One Liberty Boulevard, Malvern, Pennsylvania, and at any postponements or adjournments thereof. Directions to The Desmond Conference Center appear at the back of this booklet. This proxy statement was prepared under the direction of the Company’s Board of Directors to solicit your proxy for use at the Annual Meeting. It will be mailed to Shareholders on or about January 2, 2007.

Who is entitled to vote?

Shareholders of record of our Common Stock at the close of business on December 15, 2006 are entitled to vote at the Annual Meeting, or any postponement or adjournment of the meeting scheduled in accordance with Pennsylvania law. Each Shareholder has one vote per Share on all matters to be voted on. On December 15, 2006, there were 105,857,448 Shares of Common Stock outstanding.

What am I voting on?

You will be asked to elect nine nominees to serve on the Company’s Board of Directors, approve the Company’s Amended and Restated 2004 Omnibus Equity Compensation Plan, ratify the appointment of our independent registered public accountants for Fiscal 2007, and consider a shareholder proposal, if properly presented at the meeting. The Board of Directors is not aware of any other matters to be presented for action at the meeting.

How does the Board of Directors recommend I vote on the proposals?

The Board of Directors recommends a vote FOR the election of each of the nominees for Director, FOR approval of the Amended and Restated 2004 Omnibus Equity Compensation Plan, and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants for Fiscal 2007.

What does it mean if I get more than one proxy card?

If your Shares are registered differently and are in more than one account, you will receive more than one card. Please follow the directions for voting on each of the proxy cards you receive to ensure that all of your Shares are voted.

How do I vote?

You may vote in one of three ways:

Vote Over the Internet

•	If your Shares are held in the name of a broker, bank or other nominee: Vote your Shares over the Internet by following the voting instructions provided on the voting instruction form that you receive from such broker, bank or other nominee.

•	If your Shares are registered in your name: Vote your Shares over the Internet by accessing the Mellon Investor Services LLC Proxy Vote Online website at:

http://www.proxyvoting.com/ugi

and following the on-screen instructions. You will need the control number that appears on your proxy card when you access the web page.

Vote By Telephone (Touch-Tone Phone Only)

•	If your Shares are held in the name of a broker, bank or other nominee: Vote your Shares over the telephone by following the telephone voting instructions, if any, provided on the proxy card you receive from such broker, bank or other nominee.

•	If your Shares are registered in your name: Vote your Shares over the telephone by accessing the telephone voting system toll-free at 1-866-540-5760 and following the telephone voting instructions. The telephone instructions will lead you through the voting process. You will need the control number that appears on your proxy card when you call.

Internet and telephone voting will provide proxy holders the same authority to vote your Shares as if you returned your proxy card by mail. In addition, Internet and telephone voting will reduce the Company’s proxy-related first-class postage expenses.

Vote by Returning Your Proxy Card

You may vote by signing and returning your proxy card. The proxy holders will vote your Shares according to your directions. If you sign and return your proxy card without specifying choices, your Shares will be voted as recommended by the Board of Directors.

If You Change Your Mind After Voting

You can revoke your proxy at any time before it is voted. Proxies are voted at the Annual Meeting. If you are a Shareholder of record, you can write to the Company’s Corporate Secretary at our principal offices, 460 North Gulph Road, King of Prussia, Pennsylvania 19406, stating that you wish to revoke your proxy and that you need another proxy card. If you hold your Shares through a broker, bank or other nominee, you can revoke your proxy by contacting the broker, bank or other nominee and asking for a new proxy card. Alternatively, you can vote again, either over the Internet or by telephone. If you attend the meeting, you may vote by ballot, which will cancel your previous proxy vote. Your last vote is the vote that will be counted.

What is a quorum?

A quorum of the holders of the outstanding Shares must be present for the Annual Meeting to be held. A “quorum” is the presence at the meeting, in person or represented by proxy, of the holders of a majority of the outstanding Shares entitled to vote.

How are votes, abstentions and broker non-votes counted?

Abstentions are counted for purposes of determining the presence or absence of a quorum, but are not considered a vote cast under Pennsylvania law.

A broker non-vote may occur when a broker, bank or other nominee holding Shares on your behalf does not receive voting instructions from you. If that happens, the broker, bank or other nominee may vote those Shares only on matters deemed “routine” by the New York Stock Exchange, such as the election of directors and the ratification of the appointment of the independent accountants. On non-routine matters, such as the approval of the Amended and Restated 2004 Omnibus Equity Compensation Plan, the broker, bank or other nominee cannot vote those Shares unless they receive voting instructions from the beneficial owner. A “broker non-vote” occurs when a broker has not received voting instructions and either declines to exercise its discretionary authority to vote on routine matters or is barred from doing so because the matter is non-routine. Broker non-votes are counted to determine if a quorum is present, but are not considered a vote cast under Pennsylvania law.

As a result, abstentions and broker non-votes are not included in the tabulation of the voting results on issues requiring approval of a majority of the votes cast and, therefore, do not have the effect of votes in opposition in such tabulation.

What vote is required to approve each item?

The Director nominees will be elected by a plurality of the votes cast at the Annual Meeting. The other matters to be considered at the meeting require the affirmative vote of a majority of the votes cast at the meeting on the item to be approved.

Who will count the vote?

Mellon Investor Services LLC, our Transfer Agent, will tabulate the votes cast by proxy or in person at the Annual Meeting.

What are the deadlines for Shareholder’s proposals for next year’s Annual Meeting?

Shareholders may submit proposals on matters appropriate for Shareholder action at future annual meetings by following the rules of the Securities and Exchange Commission. Proposals intended for inclusion in next year’s proxy statement and proxy card must be received by the Company not later than September 4, 2007. With respect to proposals not intended for inclusion in the Company’s proxy materials for next year’s annual meeting, if the Company does not receive notice of such a proposal by November 18, 2007 and the matter is raised at that meeting, the proxy holders will have discretionary authority to vote on the matter. All proposals and notifications should be addressed to the Corporate Secretary.

How much did this proxy solicitation cost?

The Company has engaged Georgeson Inc. to solicit proxies for the Company for a fee of $7,000 plus reasonable expenses for additional services. We also reimburse banks, brokerage firms and other institutions, nominees, custodians and fiduciaries for their reasonable expenses for sending proxy materials to beneficial owners and obtaining their voting instructions. Certain Directors, officers and regular employees of the Company and its subsidiaries may solicit proxies personally or by telephone or facsimile without additional compensation.

|    SECURITIES OWNERSHIP OF MANAGEMENT

The following table shows the number of Shares beneficially owned by each Director and by each of the executive officers named in the Summary Compensation Table on page 25, and by all Directors and executive officers as a group. The table shows their beneficial ownership as of October 1, 2006.

Our subsidiary, AmeriGas Propane, Inc., is the General Partner of AmeriGas Partners, L.P., one of our consolidated subsidiaries and a publicly-traded limited partnership. The table also shows, as of October 1, 2006, the number of Common Units of AmeriGas Partners, L.P. beneficially owned by each Director and executive officer and by all Directors and executive officers as a group.

Mr. Greenberg beneficially owns approximately 1.5% of the outstanding Common Stock. Each other person named in the table beneficially owns less than 1% of the outstanding Common Stock and less than 1% of the outstanding Common Units of AmeriGas Partners. Directors and executive officers as a group own approximately 3.3% of the outstanding Common Stock and less than 1% of the outstanding Common Units of AmeriGas Partners. For purposes of reporting total beneficial ownership, Shares that may be acquired within 60 days of October 1, 2006 through UGI stock option exercises are included.

Beneficial Ownership of Directors and Executive Officers

Name	Aggregate Number of Shares of UGI Common Stock (1)		Stock Units Held Under 2004 Plan(2)	Exercisable Options for UGI Stock	Aggregate Number of AmeriGas Partners, L.P. Common Units
James W. Stratton	21,608	(3)	55,773	75,900	1,000	(3)
Richard C. Gozon	26,608		74,818	75,900	5,000
Stephen D. Ban	16,496		43,174	49,500	0
Lon R. Greenberg	638,117	(4)	0	976,666	2,000
Marvin O. Schlanger	8,724	(5)	34,355	75,900	1,000	(5)
Anne Pol	5,894		44,406	49,500	0
Ernest E. Jones	2,618		13,669	49,500	0
Roger B. Vincent	10,000		2,550	8,500	6,000
John L. Walsh	29,280	(6)	0	90,000	0
Anthony J. Mendicino	186,173	(7)	0	206,333	10,000	(7)
Eugene V. N. Bissell	66,380	(8)	0	136,333	22,273	(8)
François Varagne	10,000		0	0	0
Directors and executive officers as a group (16 persons)	1,199,760		268,745	2,076,533	60,381

(1)	Sole voting and investment power unless otherwise specified.

(2)	The UGI Corporation 2004 Omnibus Equity Compensation Plan (the “2004 Plan”) provides that Stock Units will be paid out to Directors upon their retirement or termination of service in the form of Shares (65%) and cash (35%).

(3)	Mr. Stratton’s Shares and Common Units are held jointly with his spouse.

(4)	Mr. Greenberg holds 315,360 Shares jointly with his spouse and 20,611 Shares held in the UGI Stock Fund of the 401(k) Employee Savings Plan, based on September 30, 2006 statements.

(5)	Mr. Schlanger’s spouse holds 1000 of the Shares and all of the Common Units shown. Mr. Schlanger disclaims beneficial ownership of the Shares and Common Units owned by his wife.

(6)	Mr. Walsh’s Shares are held jointly with his spouse.

(7)	Mr. Mendicino holds 258 Shares and all Common Units jointly with his spouse.

(8)	Mr. Bissell’s Shares and Common Units are held jointly with his spouse.

Section 16(a) – Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors, certain officers and 10% beneficial owners to report their ownership of Shares and changes in such ownership to the SEC. Based on our records, we believe that during Fiscal 2006, all of such reporting persons complied with all Section 16(a) reporting requirements applicable to them.

|     SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table shows information regarding each person known by the Company to be the beneficial owner of more than 5% of the Company’s Common Stock. The ownership information below is based on information reported on Form 13F as filed with the SEC in November 2006 for the quarter ended September 30, 2006.

Securities Ownership of Certain Beneficial Owners

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (1)
Common Stock	Barclays Global Investors NA 54 Lombard Street London, England EC3P3AH	13,468,636	(2)	12.72%

Common Stock	Wellington Management Company LLP 100 Federal Street Boston, Massachusetts 02109	6,977,927	(3)	6.59%

(1)	Based on 105,857,448 Shares of Common Stock issued and outstanding at December 15, 2006.

(2)	The reporting person, and certain related entities, has sole voting power with respect to 11,925,784 shares, shared voting power with respect to 58,849 shares, and sole investment power with respect to all 13,468,636 shares.

(3)	The reporting person, and certain related entities, has sole voting power with respect to 4,557,036 shares, shared voting power with respect to 872,155 shares, and sole investment power with respect to all 6, 977,972 shares.

ITEM 1 — ELECTION OF DIRECTORS

|    NOMINEES

Nine Directors will be elected at the Annual Meeting. Directors will serve until the next annual meeting or until their earlier resignation or removal. If any nominee is not available for election, proxies will be voted for another person nominated by the Board of Directors or the size of the Board will be reduced. Nine members of the Board of Directors elected at last year’s annual meeting are standing for re-election this year.

The nominees are as follows:

JAMES W. STRATTON

Director since 1979

Age 70

Mr. Stratton is the Chairman, Chief Executive Officer, and a Director of Stratton Holding Company (an investment advisory and financial consulting firm) (since 1972). Mr. Stratton serves as a Director of UGI Utilities, Inc.; AmeriGas Propane, Inc.; Stratton Multi Cap Value Fund, Inc.; Stratton Monthly Dividend REIT Shares, Inc.; and Stratton Small-Cap Value Fund.

RICHARD C. GOZON

Director since 1989

Age 68

Mr. Gozon retired in April of 2002 as Executive Vice President of Weyerhaeuser Company (an integrated forest products company) and Chairman of Norpac (North Pacific Paper Company, a joint venture with Nippon Paper Industries headquartered in Tokyo, Japan), positions he had held since 1994. Mr. Gozon was formerly a Director (1984 to 1993), President and Chief Operating Officer of Alco Standard Corporation (a provider of paper and office products) (1988 to 1993); Executive Vice President and Chief Operating Officer (1988), President (1985 to 1987) of Paper Corporation of America. He also serves as a Director of UGI Utilities, Inc.; AmeriGas Propane, Inc.; AmeriSource Bergen Corp.; and Triumph Group, Inc.

STEPHEN D. BAN

Director since 1991

Age 66

Dr. Ban is currently serving as the Director of the Technology Transfer Division of the Argonne National Laboratory (science-based Department of Energy laboratory dedicated to advancing the frontiers of science in energy, environment, biosciences and materials) (March 2002 to present). He previously served as President and Chief Executive Officer of the Gas Research Institute (gas industry research and development funded by distributors, transporters, and producers of natural gas) (1987 through 1999). He also served as Executive Vice President. Prior to joining GRI in 1981, he was Vice President, Research and Development and Quality Control of Bituminous Materials, Inc. Dr. Ban also serves as a Director of UGI Utilities, Inc.; AmeriGas Propane, Inc.; and Energen Corporation.

LON R. GREENBERG

Director since 1994

Age 56

Mr. Greenberg has been Chairman of the Board of Directors of UGI since August 1996 and Chief Executive Officer since August 1995. He was formerly President (1994 to April 2005), Vice Chairman of the Board (1995 to 1996), and Senior Vice President – Legal and Corporate Development (1989 to 1994). Mr. Greenberg also serves as a Director of Aqua America, Inc.; UGI Utilities, Inc.; and AmeriGas Propane, Inc.

MARVIN O. SCHLANGER

Director since 1998

Age 58

Mr. Schlanger is a Principal in the firm of Cherry Hill Chemical Investments, L.L.C. (management services and capital for chemical and allied industries) (October 1998 to the present), Chairman of Covalence Specialty Materials Corp. (February 2006 to the present), a producer of plastics and adhesives products, and Vice Chairman of Hexion Specialty Chemicals, Inc. (June 2005 to present). He was previously Chairman and Chief Executive Officer of Resolution Performance Products, Inc. (a manufacturer of specialty and intermediate chemicals) (November 2000 to May 2005) and Chairman, Resolution Specialty Materials, LLC (August 2004 to May 2005). Mr. Schlanger also serves as a Director of UGI Utilities, Inc.; Covalence Specialty Materials Corp.; and Hexion Specialty Chemicals.

ANNE POL

Director 1993 through 1997 and

since December 1999

Age 59

Mrs. Pol retired in June of 2005 as President and Chief Operating Officer of Trex Enterprises Corporation (a high technology research and development company), a position she had held since October 15, 2001. She previously served as Senior Vice President, Thermo Electron Corporation (environmental monitoring, analytical instruments and a major producer of recycling equipment, biomedical products and alternative energy systems) (1998 to 2001), and Vice President (1996 to 1998). Mrs. Pol also served as President, Pitney Bowes Shipping and Weighing Systems Division, a business unit of Pitney Bowes Inc. (mailing and related business equipment) (1993 to 1996); Vice President, New Product Programs in the Mailing Systems Division of Pitney Bowes Inc. (1991 to 1993) and Vice President, Manufacturing Operations in the Mailing Systems Division of Pitney Bowes Inc. (1990 to 1991). Mrs. Pol also serves as a Director of UGI Utilities, Inc.

ERNEST E. JONES

Director since 2002

Age 62

Mr. Jones is President and Chief Executive Officer of Philadelphia Workforce Development Corporation (an agency which funds, coordinates and implements employment and training activities in Philadelphia, Pennsylvania), a position he has held since 1998. He formerly served as President and Executive Director of the Greater Philadelphia Urban Affairs Coalition (1983 to 1998). Mr. Jones also served as Executive Director of Community Legal Services, Inc. (1977 to 1983). Mr. Jones is a Director of the African American Museum in Philadelphia; Wachovia Regional Foundation; Thomas Jefferson University; the William Penn Foundation; the Philadelphia Contributionship; Vector Security, Inc.; and UGI Utilities, Inc.; and he is a member of the Board of the Paradigm Funds.

JOHN L. WALSH

Director since April 2005

Age 51

Mr. Walsh is a Director (since April 2005) and President and Chief Operating Officer of UGI Corporation (since April 2005). He is also Vice Chairman of AmeriGas Propane, Inc. and UGI Utilities, Inc. (since April 2005). Previously, Mr. Walsh was the Chief Executive of the Industrial and Special Products Division of the BOC Group plc (industrial gases), a position he assumed in 2001. He was also an Executive Director of BOC (2001 to 2005). He joined BOC in 1986 as Vice President-Special Gases and held various senior management positions in BOC, including President of Process Gas Solutions, North America (2000 to 2001) and President of BOC Process Plants (1996 to 2000). Mr. Walsh also serves as a Director of UGI Utilities, Inc. and AmeriGas Propane, Inc.

ROGER B. VINCENT

Director since February 2006

Age 61

Mr. Vincent is President of Springwell Corporation, a corporate finance advisory firm located in New York (since 1989). Mr. Vincent also serves as a Director of ING Funds; ING Prime Rate Trust; ING Global Equity Dividend and Premium Opportunity Fund; ING Global Advantage and Premium Opportunity Fund; and UGI Utilities, Inc.

|     CORPORATE GOVERNANCE

The business of UGI Corporation is managed under the direction of the Board of Directors. As part of its duties, the Board oversees the corporate governance of the Company for the purpose of creating long-term value for its Shareholders and safeguarding its commitment to its other stakeholders: our employees, our customers, our suppliers and creditors, and the communities in which we do business. To accomplish this purpose, the Board considers the interests of the Company’s stakeholders when, together with management, it sets the strategies and objectives of the Company. The Board also evaluates management’s performance in pursuing those strategies and achieving those objectives.

In carrying out its responsibilities under the guidelines set forth by the Principles of Corporate Governance, the Board will:

•	Approve the Company’s strategies and objectives;

•	Evaluate the performance and compensation of the Chief Executive Officer and senior management;

•	Review succession planning;

•	Advise and counsel management;

•	Monitor policies on corporate governance and conduct;

•	Establish and monitor Board and Committee structure;

•	Designate a Presiding Director; and

•	Assess Board performance.

The full text of the Company’s Principles of Corporate Governance can be found on the Company’s website, www.ugicorp.com, under Investor Relations and Corporate Governance. The Company has also adopted (i) a Code of Ethics for the Chief Executive Officer and Senior Financial Officers that applies to the Company’s Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, and (ii) a Code of Business Conduct and Ethics for Directors, Officers and Employees. Both Codes and the Charters of the Corporate Governance, Audit, and Compensation and Management Development Committees of the Board of Directors are posted on the Company’s website, www.ugicorp.com, under Investor Relations and Corporate Governance. All of these documents are also available free of charge by writing to Robert W. Krick, Vice President and Treasurer, UGI Corporation, P.O. Box 858, Valley Forge, PA 19482.

|    COMMUNICATIONS WITH THE BOARD

You may contact the Board of Directors or the non-management Directors as a group by writing to them c/o UGI Corporation, P. O. Box 858, Valley Forge, PA 19482.

Any communications directed to the Board of Directors or the non-management Directors as a group from employees or others that concern complaints regarding accounting, internal controls or auditing matters will be handled in accordance with procedures adopted by the Audit Committee of the Board.

All other communications directed to the Board of Directors or the non-management Directors as a group are initially reviewed by the General Counsel. The Chairman of the Corporate Governance Committee is advised promptly of any such communication that alleges misconduct on the part of Company management or raises legal, ethical or compliance concerns about Company policies or practices.

On a periodic basis, the Chairperson of the Corporate Governance Committee receives updates on other communications that raise issues related to the affairs of the Company but do not fall into the two prior categories. The Chairperson of the Corporate Governance Committee determines which of these communications he would like to see. The Corporate Secretary maintains a log of all such communications that is available for review for one year upon request of any member of the Board.

Typically, we do not forward to our Board of Directors communications from our Shareholders or other parties which are of a personal nature or are not related to the duties and responsibilities of the Board, including junk mail, customer complaints, job inquiries, surveys and polls, and business solicitations.

These procedures have been posted on the Company’s website at www.ugicorp.com under Investor Relations and Corporate Governance.

|    BOARD COMMITTEES AND MEETING ATTENDANCE

The Board of Directors has determined that, other than Messrs. Greenberg and Walsh, no Director has a material relationship with the Company and each is an “independent director” as defined under the rules of the New York Stock Exchange. The Board of Directors has established the following guidelines to assist it in determining director independence: (i) if a Director serves as an officer, director or trustee of a non-profit organization, charitable contributions to that organization by the Company and its affiliates in an amount up to $250,000 per year will not be considered to result in a material relationship between such Director and the Company, and (ii) service by a Director or his immediate family member as an executive officer or employee of a company that makes payments to, or receives payments from, the Company or its affiliates for property or services in an amount which, in any of the last three fiscal years, did not exceed the greater of $1 million or 2% of such other company’s consolidated gross revenues, will not be considered to result in a material relationship between such Director and the Company.

The Board of Directors held 12 meetings in Fiscal 2006. All Directors attended at least 75% of the meetings of the Board of Directors and Committees of the Board of which they were members. Generally, all Directors attend the Company’s Annual Meetings of Shareholders, and each of the Company’s Directors attended the 2006 Annual Meeting of Shareholders, held on February 22, 2006. Independent Directors of the Board meet in regularly scheduled sessions without management present. These sessions are led by Mr. Stratton, who currently holds the position of Presiding Director.

The Board of Directors has established the Audit Committee, the Compensation and Management Development Committee, the Executive Committee, the Corporate Governance Committee, and the Planning and Finance Committee. All of these committees are responsible to the full Board of Directors. The functions of and other information about these committees are summarized below.

Audit Committee

•	Oversees the accounting and financial reporting processes of the Company and audits of the financial statements of the Company.

•	Appoints and approves the compensation of the Company’s independent accountants.

•	Monitors the independence of the Company’s independent accountants and the performance of the independent accountants and the internal audit function.

•	Oversees the adequacy of the Company’s controls relative to financial and business risk.

•	Provides a means for open communication among the Company’s independent accountants, management, internal audit staff and the Board.

•	Oversees compliance with applicable legal and regulatory requirements.

AUDIT COMMITTEE MEMBERS: R. B. Vincent (Chairperson), M. O. Schlanger and A. Pol.

The Board of Directors has determined that all of the Audit Committee members – Mr. Vincent, Mr. Schlanger and Mrs. Pol, qualify as “audit committee financial experts” in accordance with the applicable rules and regulations of the SEC. Each of the members of the Audit Committee is “independent” as defined by the New York Stock Exchange listing standards.

MEETINGS HELD LAST YEAR: 8

Compensation and Management Development Committee

•	Establishes executive compensation policies and programs.

•	Recommends to the Board base salaries and target bonus levels for senior executive personnel.

•	Reviews the Company’s management development and succession planning policies.

•	Reviews and approves corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluates the Chief Executive Officer’s performance in light of those goals and objectives, and together with the other independent Directors on the Board, determines and approves the Chief Executive Officer’s compensation based upon this evaluation.

•	Approves the awards and payments to be made to senior executive personnel of the Company under its long-term compensation plans.

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE MEMBERS: R. C. Gozon (Chairperson), M. O. Schlanger and A. Pol.

Each of the members of the Committee is “independent” as defined by the New York Stock Exchange listing standards.

MEETINGS HELD LAST YEAR: 4

Executive Committee

•	Has the full power of the Board between meetings of the Board, with specified limitations relating to major corporate matters.

EXECUTIVE COMMITTEE MEMBERS: J. W. Stratton (Chairperson), R. C. Gozon and L. R. Greenberg.

MEETINGS HELD LAST YEAR: 1

Corporate Governance Committee

•	Identifies nominees and reviews the qualifications of persons eligible to stand for election as Directors and makes recommendations to the Board on this matter.

•	Reviews and recommends candidates for committee membership and chairs.

•	Advises the Board with respect to significant developments in corporate governance matters.

•	Reviews and assesses the performance of the Board and each Committee.

•	Reviews and recommends Director compensation.

•	Reviews Directors’ and officers’ indemnification and insurance coverage.

Selection and Evaluation of Board Candidates

The Corporate Governance Committee seeks director candidates based upon a number of qualifications, including their independence, knowledge, judgment, character, leadership skills, education, experience, financial literacy, standing in the community, and ability to foster a diversity of backgrounds and views and to complement the Board’s existing strengths. The Committee conducts an annual assessment of the composition of the Board and Committees and reviews with the Board the appropriate skills and characteristics required of Board members. The Committee considers recommendations from a wide variety of its business contacts, including current executive officers, Directors, community leaders, and Shareholders when evaluating potential Board candidates. The Committee typically uses the services of a third-party executive search firm to assist it in identifying and evaluating possible nominees for director.

Written recommendations for director nominees should be delivered to the Corporate Secretary, UGI Corporation, 460 North Gulph Road, King of Prussia, PA 19406. The Company’s bylaws do not permit Shareholders to nominate candidates from the floor at an annual meeting without notifying the Corporate Secretary 45 days prior to the anniversary of the mailing date of the Company’s proxy statement for the previous year’s annual meeting. Notification must include certain information detailed in the Company’s bylaws. If you intend to nominate a candidate from the floor at an annual meeting, please contact the Corporate Secretary.

CORPORATE GOVERNANCE COMMITTEE MEMBERS: J. W. Stratton (Chairperson), R. C. Gozon, and E. E. Jones.

Each of the members of the Committee is “independent” as defined by the New York Stock Exchange listing standards.

MEETINGS HELD LAST YEAR: 3

Planning and Finance Committee

•	Reviews the Company’s planning and budgeting processes and its Annual Budget and Three Year Plan.

•	Reviews the financial prospects of the Company and its capital structure and risk profile.

PLANNING AND FINANCE COMMITTEE MEMBERS: M. O. Schlanger (Chairperson), S. D. Ban, R. C. Gozon, L. R. Greenberg, and J. W. Stratton.

MEETINGS HELD LAST YEAR: 1

|     COMPENSATION OF DIRECTORS

The table below shows the components of director compensation for Fiscal 2006. A Director who is an officer or employee of the Company or its subsidiaries is not compensated for service on the Board of Directors or on any Committee of the Board.

Directors’ Compensation

	Cash Component	Equity Component
Annual retainer	$52,000	2,550 Units	(1)
		8,500 Options	(2)
Additional annual retainer for Audit Committee Members (other than the Chairperson)	$5,000	—
Additional annual retainer for Audit Committee Chairperson	$10,000	__

(1)	An award of Stock Units was made effective January 9, 2006 to all non-management Directors other than Mr. Vincent. Mr. Vincent was elected a Director on February 22, 2006. He received an award of 2,550 Stock Units on that date. All Stock Unit awards were made pursuant to the 2004 Plan described below.

(2)	An award of options for the purchase of Common Stock was made effective January 9, 2006 to all non-management Directors other than Mr. Vincent. Mr. Vincent was awarded 8,500 stock options on February 22, 2006. All of these options were made pursuant to the 2004 Plan described below and are immediately exercisable.

Directors’ Compensation Under the 2004 Plan

Purpose. The purpose of the 2004 Plan is to provide an incentive to our Directors, as well as our employees, to contribute to our economic success by aligning their interests with the interests of the Shareholders through grants of equity-based awards.

Administration. With respect to grants made to non-employee Directors, the 2004 Plan is administered by the Board. The Board has the authority to determine the individuals to whom grants will be made, the time when grants will be made, and the type, size, and terms of each grant.

Grants. The Board may make the following types of grants under the 2004 Plan to the non-management Directors, with terms to be established by the Board:

•	Stock options

•	Stock Units or Performance Units whose value is based on the value of our Common Stock

•	Stock awards, which are awards of our Common Stock

•	Dividend Equivalents in connection with grants of options, Stock Units, Performance Units or other stock-based awards

•	Other stock-based awards, which are other awards based on, measured by or payable in our Common Stock

Options. All stock options will be non-qualified stock options, which are not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code. The exercise price of an option may not be less than the fair market value of a Share on the date of grant. The exercise price may be paid in cash, in Shares having a fair market value on the date of exercise equal to the amount of the exercise price, through a broker by having the broker sell Shares simultaneously with the exercise of the option, or by any other method permitted by the Board.

The term of each option will not exceed ten years. Except as otherwise provided by the Board, all options are fully vested on the date of the grant and may only be exercised while the participant is a Director, with exceptions for exercise following retirement, disability or death.

Stock Units. The Board may grant Stock Units to non-employee Directors. Each Stock Unit represents the right of the participant to receive a Share. Unless otherwise provided by the Board, all whole Stock Units credited to a Director on a dividend record date earn Dividend Equivalents on each payment date for the payment of a dividend by the Company on its Shares. A Dividend Equivalent is an amount determined by multiplying the number of Units credited to a participant’s account by the per-Share cash dividend, or the per-Share fair market value of any non-cash dividend, paid by the Company on its Shares on a dividend payment date. Accrued Dividend Equivalents are converted to additional whole Units annually, on the last day of the calendar year.

All Stock Units and Dividend Equivalents are fully vested when credited to the participant’s account. Account balances become payable 65% in Shares and 35% in cash, based on the value of a Share, upon retirement or termination of service.

Transferability of Grants. Grants under the 2004 Plan are not transferable by the participant except by will or the laws of descent and distribution. Grants under the 2004 Plan may not be pledged or otherwise encumbered by a participant or otherwise subject to the claims of a participant’s creditors.

Notwithstanding anything to the contrary, the following reports of the Audit Committee and the Compensation and Management Development Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

|     REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee is composed of independent Directors as defined by the rules of the New York Stock Exchange and acts under a written charter adopted by the Board of Directors. As described more fully in its charter, the role of the Committee is to assist the Board of Directors in its oversight of the quality and integrity of the Company’s financial reporting process. The Committee also has the sole authority to appoint, retain, fix the compensation of and oversee the work of the Company’s independent auditors.

In this context, the Committee has met and held discussions with management and the independent auditors to review and discuss the Company’s internal control over financial reporting and the audited financial statements for Fiscal 2006. The Committee also reviewed management’s report on internal control over financial reporting, required under Section 404 of the Sarbanes-Oxley Act of 2002. As part of this review, the Committee reviewed the basis for management’s conclusions in that report, and the report of the independent auditors on internal control over financial reporting. Throughout Fiscal 2006, the Committee reviewed management’s plan for documenting and testing controls, the results of management’s documentation and testing, any deficiencies discovered, and the resulting remediation of deficiencies. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, and the independent auditors’ independence. In addition, the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independent Discussions with Audit Committees.

Management has the primary responsibility for the financial reporting process, including the system of internal controls, and for preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The Company’s independent auditors are responsible for auditing those financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America. The Committee’s responsibility is to monitor and review these processes.

The members of the Committee are not professionally engaged in the practice of auditing or accounting. The members of the Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with auditing standards generally accepted in the United States of America, that the financial statements are presented in accordance with accounting principles generally accepted in the United States of America or that our auditors are, in fact, “independent.”

Based upon the reviews and discussions described in this report, the Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006 for filing with the Securities and Exchange Commission.

Audit Committee

Roger B. Vincent, Chairperson

Anne Pol

Marvin O. Schlanger

|     THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

In the course of its meetings, the Audit Committee considered whether the provision by PricewaterhouseCoopers of the professional services described in this section is compatible with PricewaterhouseCoopers’ independence. The Committee concluded that the independent public accountants are independent from the Company and its management.

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the Company’s independent accountants. In recognition of this responsibility, the Audit Committee has a policy of pre-approving all audit and permissible non-audit services provided by the independent accountants.

Prior to engagement of the Company’s independent accountants for the next year’s audit, management submits a list of services and related fees expected to be rendered during that year within each of the four categories of services noted below to the Audit Committee for approval.

The aggregate fees billed by PricewaterhouseCoopers, the Company’s independent registered public accountants, in Fiscal 2006 and 2005 were as follows:

	2006	2005
Audit Fees [1]	$4,153,543	$3,994,080
Audit-Related Fees	0	0
Tax Fees [2]	522,211	716,324
All Other Fees [3]	13,100	8,268

Total Fees for Services Provided	$4,688,854	$4,718,672

[1]	Audit Fees were for audit services, including (i) the annual audit of the consolidated financial statements of the Company, (ii) the audit of management’s assessment of the effectiveness of internal control over financial reporting, (iii) subsidiary audits, (iv) review of the interim financial statements included in the Quarterly Reports on Form 10-Q of the Company, AmeriGas Partners, L.P. and UGI Utilities, Inc., and (v) services that only the independent public accounting firm can reasonably be expected to provide, such as services associated with SEC registration statements and documents issued in connection with securities offerings.

[2]	Tax Fees were for (i) the preparation of Substitute Schedule K-1 forms for unitholders of AmeriGas Partners, L.P., and (ii) tax planning and advice.

[3]	All Other Fees were for a software license.

|     REPORT OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE OF THE BOARD OF DIRECTORS

Role of the Committee

The Committee establishes and oversees the Company’s executive compensation policies and programs. The Committee also recommends to the Board of Directors base salaries, target bonus levels, actual bonuses, and long-term incentive awards to be paid to senior management. The Committee, together with the other independent members of the Board, determines and approves CEO compensation. In carrying out these functions, we believe it is important to align executive compensation with business objectives and strategies, management initiatives, financial performance and enhanced Shareholder value.

Our Committee is comprised of independent Directors, none of whom is or was an officer or employee of the Company or its subsidiaries. Periodically, we solicit and receive recommendations and advice from independent third-party compensation consultants. Towers Perrin has acted in this capacity since 1986.

Compensation for the chief executive officer of AmeriGas Propane, Inc. is determined by the Compensation/Pension Committee and Board of Directors of that company under the same process described in this report. Compensation for the chief executive officer of Antargaz is determined by the Antargaz Board of Directors and the Compensation and Management Development Committee and Board of Directors of UGI Corporation.

Executive Compensation Program

The executive compensation program is designed to attract and retain key executives with outstanding abilities and to motivate them to perform to the full extent of their abilities. We believe that executives should have a greater portion of their compensation at risk than other employees, and that executive compensation, as stated above, should be tied to the performance of the business and be aligned with benefits realized by the Company’s Shareholders.

Compensation for Company executives consists of both cash and equity-based opportunities. The annual cash compensation consists of (i) base salary and (ii) annual bonus opportunity under the Company’s Annual Bonus Plan. Long-term equity-based opportunities are provided under the 2004 Plan.

The Committee determines base salary ranges for executive officers based upon competitive pay practices, including those in the energy services industry. The base salary ranges for all executive officers were set at the 50th percentile of the survey companies. For Fiscal 2006, as has been the practice in the past, the Committee reviewed a report from Towers Perrin which compared base salary ranges for executive officers with base salary ranges for similar positions, as reported in published survey results in Towers Perrin’s Executive Compensation Database, and Towers Perrin’s Energy Services Executive Compensation Database. This comparison was weighted to reflect the Company’s approximate business mix at the beginning of Fiscal 2006.

Annually, the Committee recommends to the Board of Directors changes in actual salaries of senior executives based on judgments of past performance, job duties, scope and responsibilities, and expected future contributions. The most recent past performance is the prime determinant.

The Committee also oversees the Company’s Annual Bonus Plan for senior executives. The Committee establishes challenging objectives based on business targets. For Messrs. Greenberg, Walsh and Mendicino the sole objective in 2006 was achieving the financial performance goal for the Company. For Mr. Varagne, the sole objective was achieving the financial performance goal for Antargaz. Mr. Bissell is covered under the AmeriGas Propane, Inc. Annual Bonus Plan. For Mr. Bissell the objective is achieving the financial performance goal for AmeriGas Propane, with this result subject to payment in amounts ranging from 0% to 200% based on the accomplishment of one or more strategic business goals.

Each year, after completion of the audit of the Company’s financial statements, the Committee reviews business results and determines and recommends to the Board cash bonus payments under the terms of the Annual Bonus Plan. The financial objective for Fiscal 2006 for UGI Corporation senior executives was achievement of targeted earnings per share. For executives whose sole objective is achieving a financial performance goal, bonus payments are subject to a maximum 15% adjustment of the calculated bonus based on the individual’s contribution having a significant impact on corporate performance. During Fiscal 2006, the financial objective for AmeriGas Propane, Inc. was earnings per AmeriGas Partners’ Common Unit and the strategic business goal was achievement of targeted customer growth. For Antargaz the financial objective was the achievement of budgeted earnings before interest, taxes, depreciation and amortization.

Periodically, the Committee reviews the overall competitiveness of the Annual Bonus Plan with its compensation consultant. In 2006 the Annual Bonus Plan target bonus opportunity for each executive remained between the median and the 75th percentile of the survey companies using the published survey sources and methodology previously identified. The 50th to 75th percentile range was determined to be appropriate in light of the Committee’s view that the annual bonus opportunities should have a significant reward potential to recognize the difficulty of achieving the annual goals and the significant corporate impact of doing so.

The Committee has established a practice of granting long-term equity-based awards annually. During Fiscal 2006, awards of stock options, performance units and dividend equivalents were made to the executive officers in December, effective on the following January 1st. Award levels were set by the Committee based on competitive practices as reported by Towers Perrin. For awards of performance units and dividend equivalents, the Committee selected total shareholder return for the Company over a three-year period, compared to that of the companies comprising the S&P Utilities Index, as the objective performance criteria. Performance units and dividend equivalents granted January 1, 2006 will be earned and vested on December 31, 2008 in amounts ranging from 0% to 200% of the original award, based on the Company’s performance over that three-year performance period, relative to that of the companies in the S&P Utilities Index.

In the case of Mr. Bissell, a separate AmeriGas program provides annual awards having three-year performance measurement periods. These awards consist of phantom performance-contingent restricted AmeriGas Partners’ Common Units and Partnership distribution equivalents. The objective performance-based goal for Mr. Bissell’s award is total unitholder return for AmeriGas Partners relative to a peer group of publicly traded limited partnerships.

As is the case with cash compensation and annual bonus awards, we relied on Towers Perrin’s executive compensation databases as the basis for establishing equity compensation. This did not apply to Mr. Varagne, for whom such data was not available. His stock option awards and performance unit awards were recommended by management, based on management’s consideration of internal pay equity and recognition of differing competitive pay practices overseas than in the United States.

In determining the total dollar value of the long-term compensation opportunity to be provided in 2006, we relied on information reported by Towers Perrin regarding competitive amounts for comparable executive positions. As in the past, these competitive amounts are based on long-term compensation amounts for each executive at the 50th percentile compared to executives in similar size companies included in Towers Perrin’s Long-Term Incentive Plan Report for 2006.

We then applied 50 percent of the amount of the long-term incentive opportunity to stock options and 50 percent to performance units. We have bifurcated long-term compensation in this manner since 2000 and believe it provides a good balance between two related, but discrete goals. Stock options are designed to align the executive’s interests with shareholder interests, because the value of stock options is a function of the appreciation or depreciation of our stock price. The performance units are designed to encourage performance that not only increases shareholder value, but increases it to an extent that compares favorably relative to a competitive peer group.

The Committee believes that the Company competes for key executives from a broad pool of companies in general industry and the energy industry. This pool of companies is much larger than the group of companies comprising the S&P Utilities Index, against which total Shareholder return is compared in the “Corporate Performance” section of this Proxy Statement. Therefore, the survey companies used to determine competitive pay practices and to establish base salary ranges, Annual Bonus Plan target opportunities and long-term equity-based awards, are not the same as the companies comprising the S&P Utilities Index.

The Committee and the Board of Directors have approved an Amended and Restated 2004 Omnibus Equity Compensation Plan that is being submitted for approval by shareholders at the 2007 Annual Meeting. The amended Plan provides flexibility to the Committee in establishing equity-based incentives for future grants. Consistent with current practice, the Committee intends to select objective performance criteria for future awards under the amended Plan that will reconfirm the Company’s long-standing goal of providing superior shareholder returns.

Fiscal 2006 CEO Compensation

The compensation for Mr. Greenberg recommended by the Committee to the Board of Directors was based upon the procedure for determining base salary ranges, actual salaries within ranges, Annual Bonus Plan targets and long-term incentive awards described earlier in this report and the factors and criteria described below.

Base Salary. For Fiscal 2006, the Committee determined that Mr. Greenberg’s base salary be increased by 7.0% over the level set for Fiscal 2005. In making this determination, the Committee considered (i) Mr. Greenberg’s position in salary range, (ii) Mr. Greenberg’s performance during the year, including how Mr. Greenberg performed on the objectives for the year as approved by the Committee, and (iii) the strong overall financial, strategic and operational performance of the Company. The Committee did not assign specific weight to these factors.

Annual Bonus. For Fiscal 2006, Mr. Greenberg earned the annual bonus shown on page 25. The amount of the bonus reflects the fact that the Company’s Fiscal 2006 earnings per share were modestly in excess of the pre-established earnings target.

Long-Term Incentive. During Fiscal 2006, after consultation with Towers Perrin regarding industry practices, the Board made a grant to Mr. Greenberg under the 2004 Plan of 250,000 stock options, as well as a grant of 50,000 Performance Units. These grants were effective January 1, 2006. The performance period for the Performance Units will end December 31, 2008.

Policy on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits the tax deduction to $1,000,000 for compensation paid to the Chief Executive Officer and the Named Executive Officers, other than Mr. Varagne, unless certain requirements are met. One of the requirements is that compensation over $1,000,000 must be based upon attainment of performance goals approved by Shareholders.

To the extent possible, the Committee intends to preserve deductibility of long-term compensation, but it may choose to provide long-term compensation that is not deductible in order to maximize Shareholder return and to retain and reward high-performing executives.

Compensation and Management

Development Committee

Richard C. Gozon, Chairperson

Anne Pol

Marvin O. Schlanger

|    CORPORATE PERFORMANCE

The line graph below shows a five-year comparison of the cumulative total return on the Common Stock of the Company as compared to the cumulative total return of two other indices: the S&P 500 Index and the S&P Utilities Index. The annualized returns reflected in the graph for the Company, the S&P 500 Index and the S&P Utilities Index were 26.62%, 6.97% and 6.57% respectively.

	2001	2002	2003	2004	2005	2006
UGI Corporation	100.00	141.31	175.41	234.23	363.47	325.46
S&P 500	100.00	79.53	98.92	112.62	126.41	140.04
S&P Utilities Index	100.00	64.63	79.20	94.67	131.22	137.45

The performance illustrated assumes that $100 was invested in UGI Common Stock and each index on September 30, 2001, and that all dividends were reinvested.

COMPENSATION OF EXECUTIVE OFFICERS

Summary of Compensation

The following table shows cash and other compensation paid or accrued during the last three fiscal years to the Company’s Chief Executive Officer and each of the four other most highly compensated executive officers.

Summary Compensation Table

		Annual Compensation						Long Term Compensation
								Awards					Payouts
Name and Principal Position	Fiscal Year	Salary		Bonus (1)		Other Annual Compensation (2)		Restricted Stock Awards (3)			Securities Underlying Options/ SARs		LTIP Payouts(4)		All Other Compensation (5)
Lon R. Greenberg Chairman and Chief Executive Officer	2006 2005 2004	$ $ $	920,000 874,565 801,788	$ $ $	997,234 1,634,000 1,179,856	$ $ $	17,172 16,724 13,649	$ $ $	1,024,000 1,227,000 1,186,500	(a) (b) (f)	250,000 350,000 360,000		$ $ $	386,558 5,194,121 0	$ $ $	64,050 119,346 68,344
John L. Walsh President and Chief Operating Officer (since April 2005)	2006 2005	$ $	560,000 261,702	$ $	511,168 405,015	$ $	0 80,136	$ $ $ $ $	512,000 114,800 344,400 688,800 918,400	(a) (c) (c) (c) (d)	105,000 270,000		$ $	23,295 0	$ $	21,796 5,888

Anthony J. Mendicino Senior Vice President-Finance and Chief Financial Officer	2006 2005 2004	$ $ $	415,000 390,988 349,288	$ $ $	355,136 619,528 393,032	$ $ $	0 0 0	$ $ $ $	276,480 306,750 322,080 305,100	(a) (b) (e) (f)	65,000 96,000 104,000		$ $ $	96,640 1,298,530 0	$ $ $	24,183 19,650 16,992

Eugene V. N. Bissell President and Chief Executive Officer, AmeriGas Propane, Inc.	2006 2005 2004	$ $ $	409,625 399,442 383,458	$ $ $	188,805 306,000 480,602	$ $ $	1,762 2,250 3,052	$ $ $	337,560 296,000 420,150	(g) (h) (i)	65,000 96,000 104,000		$ $ $	0 0 0	$ $ $	62,074 86,164 95,329

François Varagne Chairman and Chief Executive Officer, Antargaz	2006 2005	€ €	321,392 300,000	€ €	231,312 265,000	$ $	0 0	$ $	348,160 204,500	(a) (b)	52,000 60,000	(a)	€ €	0 0	€ €	0 0

(1) Bonuses earned are based on the achievement of financial and/or business and/or performance objectives, which support business plans and goals.

(2) Amounts represent tax payment reimbursements for certain benefits, except for Mr. Walsh. In 2005, Mr. Walsh was reimbursed for relocation expenses.

(3)(a) Effective January 1, 2006, the Board of Directors of the Company approved performance unit awards (“Performance Units”) to the Named Executives, other than Mr. Bissell, under the 2004 Plan. Each Performance Unit represents the right of the recipient to receive a share of Stock or an amount based on the value of a share of Stock, if specified performance goals and other conditions are met. Dividend Equivalents will accumulate on the Performance Units awarded. A Dividend Equivalent is an amount determined by multiplying the number of Performance Units credited to a recipient’s account by the per-Share cash dividend, or the per-Share fair market value of any non-cash dividend, paid by the Company on its Shares on a dividend payment date. These Dividend Equivalents will also be leveraged based on the Company’s total shareholder return (“TSR”) performance as described below and distributed when the performance period on the Performance Units ends on December 31, 2008. If the recipient ceases to be employed by the Company before the end of the performance period, other than by reason of retirement, disability or death, awards of Performance Units and Dividend Equivalents will be forfeited. The performance requirement for the awards shown, other than Mr. Varagne’s, is that the Company’s TSR during the relevant performance period equals the median of a peer group. The peer group is the group of companies that comprise the S&P Utilities Index. Mr. Varagne’s performance requirement for the award shown is that the Company rank first in TSR among peer companies. The actual amount of the award may be higher or lower than the original grant, or even zero, based on the Company’s TSR percentile rank relative to the companies in the S&P Utilities Index. The maximum payout potential is 200% of the original award. The maximum number of Shares to be issued in respect of awards of Performance Units will be less than the target number of Shares originally awarded, because (i) payouts will be made in cash to the extent of minimum tax withholding requirements, and (ii) leverage on awards of Performance Units will be paid in cash, as will Dividend Equivalents.

(3)(b) Effective January 1, 2005, the Board of Directors of the Company approved Performance Unit awards to the Named Executives, other than Messrs. Bissell and Walsh, under the 2004 Plan. Dividend Equivalents will accumulate on the Performance Units awarded. These Dividend Equivalents will also be leveraged based on the Company’s TSR performance as described above and distributed when the performance period on the Performance Units ends on December 31, 2007. If the recipient ceases to be employed by the Company before the end of the performance period, other than by reason of retirement, disability or death, awards of Performance Units and Dividend Equivalents will be forfeited. The performance requirement is the same as the TSR performance described above for the 2006 awards. The peer group is the group of companies that comprise the S&P Utilities Index. The actual amount of the award may be higher or lower than the original grant, or even zero, based on the Company’s TSR percentile rank relative to the companies in the S&P Utilities Index. The maximum payout potential is 200% of the original award. The maximum number of Shares to be issued in respect of awards of Performance Units will be less than the target number of Shares originally awarded, for the reasons stated above for the 2006 awards.

(3)(c) Effective April 1, 2005, the Board of Directors of the Company approved an award of 50,000 Performance Units under the 2004 Plan to Mr. Walsh. Dividend Equivalents will accumulate on the Performance Units awarded. The Units have separate performance measurement periods as follows: 5,000 Units - January 1, 2003 through December 31, 2005; 15,000 Units - January 1, 2004 through December 31, 2006; and 30,000 Units - January 1, 2005 through December 31, 2007. The performance requirement is the same as the TSR performance described above for the 2006 awards.

(3)(d) Effective April 1, 2005, the Board of Directors of the Company also approved an award of 40,000 Stock Units with Dividend Equivalents under the 2004 Plan to Mr. Walsh. Each Stock Unit represents the right of Mr. Walsh to receive a share of Stock or an amount based on the value of a share of Stock after the expiration of a restriction period. The restriction period will end on March 31, 2007. The Company expects to pay the restricted Stock Unit awards partially in cash, to the extent of tax withholding requirements. Accumulated Dividend Equivalents will be paid in cash. If Mr. Walsh ceases to be employed by the Company or its affiliates before the end of the applicable restriction period, other than by reason of retirement, death or disability, the Stock Units and Dividend Equivalents will be forfeited.

(3)(e) Effective December 7, 2004, the Board of Directors of the Company approved an award of 16,000 Stock Units with Dividend Equivalents under the 2004 Plan to Mr. Mendicino. Each Stock Unit represents the right of Mr. Mendicino to receive a share of Stock or an amount based on the value of a share of Stock after the expiration of a restriction period. In connection with Mr. Mendicino’s planned retirement in 2007, on December 5, 2006 the Board of Directors approved a change in the restriction period applicable to this award. The restriction period will now end on March 31, 2007. The Company expects to pay the Stock Unit awards partially in Stock and partially in cash, to the extent of tax withholding requirements. Accumulated Dividend Equivalents will be paid in cash. If Mr. Mendicino ceases to be employed by the Company or its affiliates before the end of the restriction period, other than by reason of death or disability, the Stock Units and Dividend Equivalents will be forfeited.

(3)(f) Effective January 1, 2004, the Board of Directors of the Company approved Performance Units to the Named Executives, other than Mr. Bissell, under the 2004 Plan. Each Performance Unit represents the right of the recipient to receive a share of Stock or an amount based on the value of a share of Stock, if specified performance goals and other conditions are met. Dividend Equivalents will accumulate on the Performance Units awarded. These Dividend Equivalents will also be leveraged based on the Company’s TSR performance as described above and distributed when the performance period on the Performance Units ends on December 31, 2006. The performance requirement is the same as the TSR performance described above for the 2006 awards. The peer group is the group of companies that comprise the S&P Utilities Index. The actual amount of the award may be higher or lower than the original grant, or even zero, based on the Company’s TSR percentile rank relative to the companies in the S&P Utilities Index. The maximum payout potential is 200% of the original award. The maximum number of Shares to be issued in respect of awards of Performance Units will be less than the target number of Shares originally awarded for the reasons stated above for the 2006 awards.

(3)(g) Effective January 1, 2006, the Board of Directors of AmeriGas Propane, Inc. (“AmeriGas”) approved a phantom performance-contingent restricted Common Unit award (“Restricted Units”) to Mr. Bissell, under the 2000 AmeriGas Propane, Inc. Long-Term Incentive Plan. Each Restricted Unit represents the right of Mr. Bissell to receive a Common Unit or an amount based on the value of a Common Unit, if specified performance goals and other conditions are met. Distribution Equivalents will accumulate on the Restricted Units awarded. These Distribution Equivalents may be leveraged based on performance described below. The performance period for the award will end on December 31, 2008. If Mr. Bissell ceases to be employed by AmeriGas before December 31, 2008, other than by reason of retirement, disability or death, all awards of Restricted Units and Distribution Equivalents will be forfeited. The performance requirement for the awards shown is that the Partnership’s total unitholder return (“TR”) during the relevant measurement period equals the median TR of a peer group of publicly traded limited partnerships. The actual amount of the award may be higher or lower than the original grant, or even zero, based on the Partnership’s TR percentile rank relative to that of the partnerships in the peer group. The maximum payout potential is 200% of the original award.

(3)(h) Effective January 1, 2005, the Board of Directors of AmeriGas approved a Restricted Units award to Mr. Bissell, under the 2000 AmeriGas Propane, Inc. Long-Term Incentive Plan. Distribution Equivalents will accumulate on the Restricted Units awarded. These Distribution Equivalents may be leveraged based on performance described above for the 2006 award. The performance period for the award will end on December 31, 2007. If Mr. Bissell ceases to be employed by AmeriGas before December 31, 2007, other than by reason of retirement, disability or death, all awards of Restricted Units and Distribution Equivalents will be forfeited. The performance requirement is the same as the TR performance described above for the 2006 award. The actual amount of the award may be higher or lower than the original grant, or even zero, based on the Partnership’s TR percentile rank relative to that of the partnerships in the peer group. The maximum payout potential is 200% of the original award.

(3)(i) Effective January 1, 2004, the Board of Directors of AmeriGas approved a Restricted Units award to Mr. Bissell under the 2000 AmeriGas Propane, Inc. Long-Term Incentive Plan. Distribution Equivalents will accumulate on the Restricted Units awarded. These Distribution Equivalents may be leveraged based on performance described below. The performance period for the award will end on December 31, 2006. The performance requirement is the same as the TR performance described above for the 2006 award. The actual amount of the award may be higher or lower than the original grant, or even zero, based on the Partnership’s TR percentile rank relative to that of the partnerships in the peer group. The maximum payout potential is 200% of the original award.

The dollar values shown in the Restricted Stock Awards column of the table above for all years, represent the aggregate value of each award on the date of grant, determined by multiplying the number of Performance Units and Stock Units (collectively, “Restricted Shares”) awarded by the closing price of UGI Common Stock or, for Mr. Bissell, the number of Restricted Units, by the closing price of a Common Unit, on the New York Stock Exchange on the effective dates of the respective grants. The total number of Restricted Shares held by the Named Executives, and the total market value of those Shares as of September 29, 2006 is as follows: Mr. Greenberg, 180,000 Restricted Shares – market value $4,401,000; Mr. Mendicino, 62,500 Restricted Shares – market value $1,528,125; Mr. Walsh, 110,000 Restricted Shares – market value $2,689,500; and Mr. Varagne, 109,000 Restricted Shares – market value $2,665,050. The total number of Restricted Units reflected in the table above, and the market value of those Units on September 29, 2006 is as follows: Mr. Bissell, 37,000 Restricted Units - market value $1,141,820. Dividend Equivalents and Distribution Equivalents will accumulate on all Restricted Shares awarded, except for those awarded to Mr. Varagne in 2006.

(4) Effective January 1, 2003, the Board of Directors of UGI approved awards of Performance Units to Messrs. Greenberg and Mendicino under the UGI Corporation 2000 Stock Incentive Plan. Dividend equivalents accumulated on the Performance Units awarded and were subject to leverage based on UGI’s TSR for the performance period established for each award. The performance period was January 1, 2003 through December 31, 2005. Mr. Walsh was granted Performance Units with the same performance period upon joining the Company in 2005. For these awards, UGI achieved a 59.5 TSR percentile ranking in its peer group (the companies in the S&P 500 Utilities Index). Accordingly, a payout in the amount of 122% of the original awards was earned. The LTIP Payout column in the Summary Compensation Table above for 2006 reflects the cash paid in respect of the leverage above 100% of the original awards of Performance Units.

Effective January 1, 2002, the Board of Directors of UGI approved three awards of Performance Units to Messrs. Greenberg and Mendicino under the UGI Corporation 2000 Stock Incentive Plan. Dividend equivalents accumulated on the Performance Units awarded and were subject to leverage based on UGI’s TSR for the performance period established for each award. The performance periods were as follows: January 1, 2002 through December 31, 2002; January 1, 2002 through December 31, 2003; and January 1, 2002 through December 31, 2004. The restriction period for all three awards ended on December 31, 2004. UGI ranked first in TSR in its peer group (the companies in the S&P 500 Utilities Index) for each performance period. Accordingly, the maximum payout potential of 200% of the original awards was earned. The LTIP Payout column in the Summary Compensation Table above for 2005 reflects the cash paid in respect of the leverage above 100% of the original awards of Performance Units.

(5) For 2006, the dollar value in this column includes the following:

Name	Employer Contributions Under 401(k) Savings Plan	Employer Contributions under Supplemental Executive Retirement Plan	Above-Market Earnings on Deferred Compensation
L. R. Greenberg	$4,725	$52,740	$6,585
J. L. Walsh	$4,725	$16,988	$83
A. J. Mendicino	$4,725	$18,552	$906
E. V. N. Bissell	$12,731	$49,343	$0
F. Varagne	$0	$0	$0

Option Grants in Fiscal 2006

The table below shows option grants to each of the Named Executives:

Option Grants in Fiscal 2006

Individual Grants

Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal 2006 (1)	Exercise or Base Price	Expiration Date	Grant Date Present Value (2)
Lon R. Greenberg	250,000	22.91%	$20.48	12/31/2015	$930,000
John L. Walsh	105,000	9.62%	$20.48	12/31/2015	$390,600
Anthony J. Mendicino	65,000	5.96%	$20.48	12/31/2015	$241,800
Eugene V. N. Bissell	65,000	5.96%	$20.48	12/31/2015	$241,800
François Varagne	52,000	4.79%	$20.48	06/30/2015	$190,840

(1)	A total of 1,091,100 options were granted to employees and executive officers of the Company during Fiscal 2006 under the 2004 Plan. Under this Plan, the option exercise price is not less than 100% of the fair market value of UGI’s Common Stock on the effective date of the grant. The options shown above become exercisable in three equal annual installments beginning on the first anniversary of the grant date, except for Mr. Varagne’s options, which vest in full on the fourth anniversary of the grant date. All options are nontransferable and generally exercisable only while the optionee is employed by the Company or an affiliate, with exceptions for exercise following retirement, disability and death. Options are subject to adjustment in the event of recapitalizations, stock splits, mergers, and other similar corporate transactions affecting UGI’s Common Stock.

(2)	Based on the Black-Scholes options pricing model. The assumptions used in calculating the grant date present value are as follows:

• Three years of closing monthly stock price and dividend observations were used to calculate the stock volatility and dividend yield assumptions.
	(i)	(ii)
• Stock volatility	18.14%	18.14%
• Stock’s dividend yield	3.39%	3.39%
• Length of option term	10 years	9.5 years
• Annualized risk-free interest rate	4.5%	4.5%
• Discount for risk of forfeiture	3%	3%

(i) 1/1/2006 grants; (ii) 1/1/2006 grant to Mr. Varagne under the 2004 Plan: Sub-Plan for French Employees

All options were granted at fair market value. The actual value, if any, the executive may realize will depend on the excess of the stock price on the date the option is exercised over the exercise price. There is no assurance that the value realized by the executive will be at or near the value estimated by the Black-Scholes model.

Option Exercises in Fiscal 2006 and Fiscal Year-End Option Values

The table below shows the number and value of stock options for each of the Named Executives:

Option Exercises in Fiscal 2006

and Fiscal Year-End Option Values

Name	Number of Shares Acquired on Exercise	Value Realized (1)	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-The-Money Options at Fiscal Year End (2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Lon R. Greenberg	100,000	$1,205,872	976,666	603,334	$10,236,531	$2,816,369
John L. Walsh	-0-	$0	90,000	285,000	$137,700	$692,250
Anthony J. Mendicino	-0-	$0	206,333	163,667	$1,891,984	$771,386
Eugene V. N. Bissell	-0-	$0	136,333	163,667	$1,060,384	$771,386
François Varagne	-0-	$0	-0-	182,000	$0	$1,061,240

(1)	Value realized is calculated on the difference between the option exercise price and the fair market value of the Company’s Common Stock on the date of exercise multiplied by the number of Shares to which the exercise relates.

(2)	The closing price of the Company’s Common Stock as reported on the New York Stock Exchange Composite Tape on September 29, 2006 was $24.45 and is used in calculating the value of unexercised options.

Retirement Benefits

The following Pension Plan Benefits Table shows the annual benefits payable upon retirement to the Named Executives other than Messrs. Bissell and Varagne under the Company’s Retirement Plan and its Supplemental Executive Retirement Plan. The amounts shown assume the executive retires in 2006 at age 65, and that the aggregate benefits are not subject to statutory maximums. The Supplemental Executive Retirement Plan provides for a lump sum payment at retirement, equal to the present value of the annual benefits shown in the table, to the extent those annual benefits are calculated using amounts in excess of the statutory maximums applicable to the Company’s qualified defined benefit Retirement Plan. Messrs. Greenberg, Mendicino and Walsh had, respectively, 26 years, 14 years and 1 year of credited service under these Plans at September 30, 2006. Mr. Bissell has a vested annual retirement benefit of approximately $3,300 based on prior credited service with UGI and its subsidiaries. He does not currently participate in the Company’s Retirement Plan. Mr. Varagne does not participate in the Company’s Retirement Plan.

Pension Plan Benefits Table

Annual Plan Benefit for Years of Credited Service Shown (2)

Final 5-Year Average Annual Earnings (1)	5 Years	10 Years	15 Years	20 Years	25 Years	30 Years	35 Years	40 Years (3)
$600,000	$57,000	$114,000	$171,000	$228,000	$285,000	$342,000	$399,000	$410,400
$800,000	$76,000	$152,000	$228,000	$304,000	$380,000	$456,000	$532,000	$547,200
$1,000,000	$95,000	$190,000	$285,000	$380,000	$475,000	$570,000	$665,000	$684,000
$1,200,000	$114,000	$228,000	$342,000	$456,000	$570,000	$684,000	$798,000	$820,800
$1,400,000	$133,000	$266,000	$399,000	$532,000	$665,000	$798,000	$931,000	$957,600
$1,600,000	$152,000	$304,000	$456,000	$608,000	$760,000	$912,000	$1,064,000	$1,094,400
$1,800,000	$171,000	$342,000	$513,000	$684,000	$855,000	$1,026,000	$1,197,000	$1,231,200
$2,000,000	$190,000	$380,000	$570,000	$760,000	$950,000	$1,140,000	$1,330,000	$1,368,000
$2,200,000	$209,000	$418,000	$627,000	$836,000	$1,045,000	$1,254,000	$1,463,000	$1,504,800
$2,400,000	$228,000	$456,000	$684,000	$912,000	$1,140,000	$1,368,000	$1,596,000	$1,641,600
$2,600,000	$247,000	$494,000	$741,000	$988,000	$1,235,000	$1,482,000	$1,729,000	$1,778,400
$2,800,000	$266,000	$532,000	$798,000	$1,064,000	$1,330,000	$1,596,000	$1,862,000	$1,915,200
$3,000,000	$285,000	$570,000	$855,000	$1,140,000	$1,425,000	$1,710,000	$1,995,000	$2,052,000
$3,200,000	$304,000	$608,000	$912,000	$1,216,000	$1,520,000	$1,824,000	$2,128,000	$2,188,800
$3,400,000	$323,000	$646,000	$969,000	$1,292,000	$1,615,000	$1,938,000	$2,261,000	$2,325,600
$3,600,000	$342,000	$684,000	$1,026,000	$1,368,000	$1,710,000	$2,052,000	$2,394,000	$2,462,400
$3,800,000	$361,000	$722,000	$1,083,000	$1,444,000	$1,805,000	$2,166,000	$2,527,000	$2,599,200
$4,000,000	$380,000	$760,000	$1,140,000	$1,520,000	$1,900,000	$2,280,000	$2,660,000	$2,736,000

(1)	Consists of (i) base salary, commissions and cash payments under the Annual Bonus Plan, and (ii) deferrals thereof permitted under the Internal Revenue Code.

(2)	Annual benefits are computed on the basis of straight life annuity amounts. These amounts include pension benefits, if any, to which a participant may be entitled as a result of participation in a pension plan of a subsidiary during previous periods of employment. The amounts shown do not take into account exclusion of up to 35% of the estimated primary Social Security benefit. The Retirement Plan provides a minimum benefit equal to 25% of a participant’s final 12-months’ earnings, reduced proportionately for less than 15 years of credited service at retirement. The minimum Retirement Plan benefit is not subject to Social Security offset.

(3)	The maximum benefit under the Retirement Plan and the UGI Supplemental Executive Retirement Plan is equal to 60% of a participant’s highest consecutive 12 months’ earnings during the last 120 months.

Severance Pay Plan for Senior Executive Employees

The UGI Corporation Senior Executive Employee Severance Pay Plan and the AmeriGas Propane, Inc. Executive Employee Severance Pay Plan assist certain senior level employees of the Company and AmeriGas Propane, Inc. in the event their employment is terminated without fault on their part. Mr. Varagne does not participate in these Plans. Benefits are payable to a senior executive covered by either Severance Plan if the senior executive’s employment is involuntarily terminated for any reason other than for cause or as a result of the senior executive’s death or disability.

Each Severance Plan provides for cash payments equal to a participant’s compensation for a period of time ranging from 6 months to 18 months depending on length of service. In the case of Mr. Greenberg, the time period is 30 months; for Mr. Walsh and Mr. Bissell, the time period is from 12 to 24 months. In addition, a participant receives the cash equivalent of his target bonus under the Annual Bonus Plan, pro-rated for the number of months served in the fiscal year. However, if the termination occurs in the last two months of the fiscal year, the Chief Executive Officer has the discretion to determine whether the participant will receive a pro-rated target bonus, or the actual annual bonus which would have been paid after the end of the fiscal year, had the participant’s entire bonus been contingent on meeting the Company’s financial performance goal.

Certain employee benefits are continued under the Plan for a period up to 18 months (30 months in the case of Mr. Greenberg, 24 months in the case of Mr. Walsh and Mr. Bissell). The Plans also provide for out-placement services for a period of 12 months following a participant’s termination of employment. Participants are entitled to receive tax preparation services for their final year of employment. The Company has the option to pay a participant the cash equivalent of those employee benefits. Provided that the participant is eligible to retire, all payments under the Severance Plans can be reduced by an amount equal to the fair market value of certain equity-based awards, other than stock options, payable to the participant after the termination of employment.

In order to receive benefits under the applicable Severance Plan, a senior executive is required to execute a release which discharges the Company and its subsidiaries from liability for any claims the senior executive may have against any of them, other than claims for amounts or benefits due the executive under any plan, program or contract binding on UGI or its subsidiaries. The senior executive is also required to ratify post-employment activities agreements and to cooperate in attending to matters pending at the time of his termination.

Mr. Varagne has an agreement with our French subsidiary, AGZ Holding, which provides severance benefits in the event that his employment is terminated without fault on his part. The agreement provides for a cash payment equal to one year of compensation, based on compensation received in the twelve months prior to the effective date of termination. Like the UGI Corporation and AmeriGas Propane, Inc. Executive Severance Plans, Mr. Varagne’s agreement requires that he execute a release discharging the Company and its subsidiaries from liability in connection with the termination of his employment prior to receipt of severance payments.

Change of Control Arrangements

Messrs. Greenberg, Walsh, Mendicino, and Bissell each have an agreement with the Company, or its subsidiary, AmeriGas Propane, Inc., that provides certain benefits in the event of a change of control of the Company. The agreements are automatically extended for one-year terms beginning in 2008 unless, prior to a change of control, the Company terminates an agreement. In the absence of a change of control or termination by the Company, each agreement will terminate when, for any reason, the executive terminates his employment with the Company or its subsidiaries.

A change of control is generally deemed to occur in the following instances:

•	Any person (other than certain persons or entities affiliated with the Company), together with all affiliates and associates of such person, acquires securities representing 20% or more of either (A) the then outstanding Shares of Common Stock, or (B) the combined voting power of the Company’s then outstanding voting securities; or

•	individuals, who at the beginning of any 24-month period constitute the Board of Directors (the “Incumbent Board”) and any new Director whose election by the Board of Directors, or nomination for election by the Company’s Shareholders, was approved by a vote of at least a majority of the Incumbent Board, cease for any reason to constitute a majority; or

•	the Company is reorganized, merged or consolidated with or into, or sells all or substantially all of its assets to, another corporation in a transaction in which former Shareholders of the Company do not own more than 50% of, respectively, the outstanding Common Stock and the combined voting power of the then outstanding voting securities of the surviving or acquiring corporation; or

•	the Company is liquidated or dissolved.

The agreement covering Mr. Bissell provides benefits upon a change of control of AmeriGas Propane, Inc. or its subsidiaries, in addition to providing benefits in the event of a change of control of the Company.

The agreements provide for payment of severance benefits if there is a termination of the executive’s employment without cause at any time within two years after a change of control. In addition, following a change of control, the executive may elect to terminate his employment without loss of severance benefits in certain situations, including termination of officer status; a significant adverse change in authority, duties, responsibilities or compensation; the failure of the Company to comply with any of the terms of the agreement; or a substantial relocation or excessive travel requirements.

A terminated executive who has rights to severance compensation under a change in control agreement will receive a specified multiple of one times to three times his or her base salary and annual bonus (three times in the case of each of the executives named in the Summary Compensation Table, other than Mr. Varagne, who is not covered by a change in control agreement). In addition, health and welfare benefits and supplemental executive retirement plan benefits (or cash in lieu of benefits) will be provided for up to three years. The change in control agreements provide a “conditional gross-up” for excise and related taxes in the event the severance compensation and other payments to an executive would constitute “excess parachute payments,” as defined in Section 280G of the Internal Revenue Code of 1986, as amended. The Company will provide the tax gross-up if the aggregate parachute value of all severance and other change in control payments to the executive is greater than 110% of the maximum amount that may be paid under Section 280G of the Code without imposition of an excise tax. If the parachute value of an executive’s payments does not exceed the 110% threshold, the executive’s payments under the change in control agreement will be reduced to the extent necessary to avoid imposition of the excise tax on “excess parachute payments.”

Director and Officer Stock Ownership Policies

The following policies are designed to encourage growth in Shareholder value by closely linking Directors’ and executives’ risks and rewards with the Company’s total Shareholder return:

On April 25, 2006, the Board of Directors approved a policy requiring Directors to own Company Common Stock in an amount equal to three times the Director’s annual retainer and to achieve the target level of Common Stock ownership within five years after joining the Board.

The Board of Directors established a policy effective October 1, 1997 that requires individuals in key management positions in the Company and its subsidiaries to own significant amounts of Common Stock. The required levels of ownership currently range from 6,000 Shares to 300,000 Shares for the Company’s Chief Executive Officer. If an officer has not yet reached the target ownership requirement, he or she must retain Shares with a value of 50% of the net after-tax gain from any stock option exercise and the net Shares received from other equity-based awards. In addition, an officer must use a portion of his or her annual bonus to acquire Shares to fulfill the ownership requirement.

ITEM 2 — APPROVAL OF AMENDED AND RESTATED UGI CORPORATION 2004 OMNIBUS EQUITY COMPENSATION PLAN

General

Our Board has approved the Amended and Restated UGI Corporation 2004 Omnibus Equity Compensation Plan (the “Plan”) and is submitting the amended Plan for shareholder approval. The amendments to the Plan include the following:

•	Increase the total aggregate number of shares of our common stock that may be issued under the Plan on and after January 1, 2004 from 7,000,000 to 15,000,000 shares, subject to adjustment for stock splits and other changes in capitalization.

•	Increase the maximum number of shares of our Common Stock that may be issued under the Plan on and after January 1, 2004 pursuant to grants other than stock options or stock appreciation rights from 1,600,000 to 3,200,000. In 2004, 1,600,000 shares were authorized for issuance under the 2004 Omnibus Equity Compensation Plan pursuant to grants other than stock options or stock appreciation rights. As of the end of our 2006 fiscal year, 644,595 of those shares remained available for issuance. Upon approval of the Amended and Restated Plan by shareholders, an additional 1,600,000 shares will be available for issuance pursuant to grants other than stock options and stock appreciation rights, for a total of 2,244,595 shares.

•	Revise the share counting provisions to clarify that: (i) any shares of stock surrendered for payment of the exercise price of an option or for payment of taxes shall not be available for re-issuance under the Plan; (ii) any shares of stock withheld for payment of taxes shall count against the total aggregate number of shares that may be issued under the Plan; and (iii) all shares of stock subject to stock appreciation rights, without regard to the number of shares issued upon settlement of the stock appreciation rights and without regard to any cash settlement of the stock appreciation rights shall count against the total aggregate number of shares that may be issued under the Plan.

•	Reduce the maximum aggregate number of shares for which an individual may receive grants under the Plan during any calendar year from 1,500,000 to 1,000,000 shares, subject to adjustments for stock splits and other changes in capitalization.

•	Reduce the maximum dollar amount of dividend equivalents that an individual may accrue under the Plan during any calendar year from $1,000,000 to $750,000.

•	Permit the grant of stock appreciation rights to employees or directors.

•	Provide that dividend equivalents may only be credited with respect to stock units or performance units under the Plan.

•	Change the definition of “fair market value” of stock from the average of the high and low sales prices to the last reported sale price of a share of our common stock on the New York Stock Exchange on the date as of which the fair market value is being determined; provided that if the shareholders fail to approve the amended Plan, the existing Plan, with the amendment to the definition of “fair market value,” will continue in effect.

•	Extend the expiration date of the Plan to December 4, 2016, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the shareholders.

The Compensation and Management Development Committee of the Board has approved a new policy under which the Company will limit the number of equity awards made under the amended Plan. Subject to shareholder approval of the amended Plan, the Company will limit its average annual awards for fiscal years 2007 through 2009 in accordance with the following formula:

The three-year average of the annual number of equity awards, expressed as a percentage of common shares outstanding at fiscal year-end, made under the amended Plan for fiscal years 2007 through 2009 will not exceed 2%. For purposes of calculating the annual number of equity awards, (i) each stock option granted will be deemed to equal one share; and (ii) each performance unit earned and paid in shares of stock, and each stock unit granted and expected to be paid in shares of stock, will be deemed to equal four shares.

After this three year period, the Compensation and Management Development Committee will continue to monitor the aggregate dilutive effect of the amended Plan and the beneficial effect of the Plan as an element of the Company’s overall compensation program.

The following is a summary of the material terms of the amended Plan. A copy of the amended Plan is attached to this proxy statement as Appendix A.

Description of the Amended and Restated Plan

Purpose. The purpose of the Plan is to provide an incentive to our employees and directors to contribute to our economic success by continuing to align their interests with the interests of the shareholders through grants of equity-based awards.

Administration. With respect to grants made to employees, the Plan is administered and interpreted by the Compensation and Management Development Committee of the Board. With respect to grants made to directors, the Plan is administered by the Board or a committee to whom the Board delegates its authority. The term “Committee” refers to the Board, or its delegate, or the Compensation and Management Development Committee, depending on the identity of the grant recipient. The Committee has the authority to determine the individuals to whom grants will be made, the time when grants will be made, and the type, size, and terms of each grant. The Committee has the authority to amend the terms of any grant, to the extent that the amendment does not materially impair the rights or obligations of the recipient, unless the recipient consents to the amendment or the amendment is required by law, provided, however, that, the Committee does not have authority to reprice stock options or stock appreciation rights awarded under the Plan or to amend the Plan to permit such repricings without obtaining shareholder approval. The Committee also has the authority to deal with any other matters arising under the Plan.

Eligibility. Our employees and directors, and employees of our subsidiaries, are eligible to participate in the Plan. As of January 1, 2007, approximately 130 employees and 7 non-management Directors are participants in the Plan. The Committee will select the employees and directors who will participate in the Plan.

Grants. The Committee may make the following types of grants under the Plan, with terms to be established by the Committee:

•	Stock options

•	Stock appreciation rights

•	Stock units or performance units whose value is based on the value of our common stock

•	Stock awards, which are awards of shares of our common stock

•	Dividend equivalents in connection with grants of stock units or performance units

•	Other stock-based awards, which are other awards based on, measured by or payable in shares of our common stock

Shares. The total aggregate number of shares of our common stock that may be issued under the amended Plan on and after January 1, 2004 is 15,000,000 shares. The maximum number of shares that may be issued under the amended Plan pursuant to grants other than stock options or stock appreciation rights on and after January 1, 2004 is 3,200,000 shares. These share limits will be adjusted by the Committee in the event of a stock dividend, spin-off, merger or other event affecting our capitalization.

For administrative purposes, the Committee will reserve shares for issuance when grants payable in common stock are made under the Plan. If and to the extent stock options or stock appreciation rights granted under the Plan terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent any stock awards, stock units, performance units or other stock-based awards are forfeited, terminated or otherwise not paid in full, the shares reserved for those grants will again be available for issuance under the Plan. Shares surrendered in payment of the exercise price of an option and shares withheld or surrendered for payment of taxes will not be available for re-issuance under the Plan. If stock appreciation rights are granted, the full number of shares subject to the stock appreciation rights will be considered issued under the Plan, without regard to the number of shares issued upon settlement of the stock appreciation rights and without regard to any cash settlement of the stock appreciation rights. To the extent that grants other than stock appreciation rights are designated to be paid in cash, and not in shares of common stock, such grants will not count against the share limits set forth above.

Individual Limits. All grants other than dividend equivalents will be expressed in shares. The maximum number of shares of our common stock with respect to which all grants may be made under the Plan to any individual during any calendar year is 1,000,000 shares. The maximum number of shares of our common stock with respect to which all grants other than stock options and stock appreciation rights may be made under the Plan to any individual during any calendar year is 200,000 shares. The foregoing share limits will be adjusted by the Committee in the event of a stock dividend, spin-off, merger or other event affecting our capitalization. An individual may not accrue dividend equivalents during any calendar year in excess of $750,000. The individual limits will apply without regard to whether the grants are to be paid in stock or cash. Cash payments (other than for dividend equivalents) will equal the fair market value of the shares to which the cash payment relates.

Options. The Committee will select the employees and directors who will receive stock options. The Committee will determine the number of shares that will be subject to each grant of stock options and the terms of the options. All stock options will be nonqualified stock options, which are not intended to qualify as incentive stock options under section 422 of the Internal Revenue Code.

The exercise price of an option will be equal to or greater than the fair market value of our common stock on the date of grant. The amended Plan defines fair market value as the last sale price of our common stock on the New York Stock Exchange on the day on which fair market value is being determined. In the event that there are no transactions on the New York Stock Exchange on such day, the fair market value will be determined as of the immediately preceding day on which there were transactions. The exercise price may be paid in cash, by delivering shares of our common stock having a fair market value on the date of exercise equal to the amount of the exercise price, by payment through a broker by having the broker sell common stock simultaneously with the exercise of the option, or by any other method permitted by the Committee.

The term of any option will not exceed ten years. The Committee will determine when options may be exercised. The Committee may accelerate the exercisability of outstanding options at any time for any reason. Except as provided in the grant letter, an option may only be exercised while the participant is an employee or a director. The grant letter will specify under what circumstances a participant may exercise an option after termination of employment or service.

Performance Units. The Committee may grant performance units to employees and directors. Each performance unit represents the right of the participant to receive a share of our stock or an amount based on the value of a share of our stock, if specified performance goals and other conditions are met. The Committee will determine the number of performance units to be granted and will establish the performance goals and other conditions for payment of performance units. The Committee will determine under what circumstances a participant may retain performance units after termination of the participant’s employment or service. Performance units will be paid in cash or in shares of our common stock, or a combination of the two, as determined by the Committee. Payment for performance units may be deferred to a date authorized by the Committee consistent with section 409A of the Internal Revenue Code. The Committee will establish a target amount for each performance unit, which is the amount payable if the performance goals are achieved at the 100% level, and a maximum number of shares that can be paid under the performance unit. Any payment of a performance unit in excess of the target amount will be made in cash and a portion of all performance unit payments will be made in cash for tax withholding purposes.

Stock Units. The Committee may grant stock units to employees and directors. Each stock unit represents the right of the participant to receive a share of our common stock or an amount based on the value of a share of our common stock. The Committee will determine the number of stock units to be granted and the terms applicable to each grant. The Committee will determine under what circumstances a participant may retain stock units after termination of the participant’s employment or service. Stock units will be paid in cash or in shares of our common stock, or a combination of the two, as determined by the Committee.

Stock Awards. The Committee may grant stock awards to employees and directors, upon terms and conditions that the Committee deems appropriate. As determined by the Committee, shares of stock issued pursuant to stock awards may be issued for cash consideration or for no cash consideration, and may or may not be subject to restrictions or other conditions such as the achievement of specific performance goals or the passage of time.

Stock Appreciation Rights. The Committee may grant stock appreciation rights to an employee or director separately or in tandem with any option grant. The Committee will establish the number of shares, the terms, and the base amount of the stock appreciation right at the time it is granted. The base amount will not be less than the fair market value of our stock on the date of grant. The term of any stock appreciation right will not exceed ten years. When a participant exercises a stock appreciation right, the participant will receive in settlement the amount by which the fair market value of the underlying shares of stock on the date of exercise exceeds the base amount of the stock appreciation right. Stock appreciation rights will be paid in cash or in shares of our common stock, or a combination of the two, as determined by the Committee.

Dividend Equivalents. The Committee may grant dividend equivalents in connection with grants of stock units or performance units. A dividend equivalent is an amount determined by multiplying the number of shares of common stock subject to a stock unit or performance unit by the per-share dividend paid by us on our common stock. Dividend equivalents may be paid to participants currently or may be deferred, as authorized by the Committee consistent with section 409A of the Internal Revenue Code. Dividend equivalents may be accrued as a cash obligation, or may be converted to stock units, as determined by the Committee. Unless otherwise specified in the grant letter, deferred dividend equivalents will not accrue interest. The Committee may provide that dividend equivalents will be payable based on the achievement of performance goals. Dividend equivalents may be paid in cash or shares of our common stock, or a combination of the two, as determined by the Committee.

Other Stock-Based Awards. The Committee may grant other stock-based awards that are based on, measured by or payable in shares of our common stock to employees or directors. These other stock-based awards may be granted subject to performance goals or other conditions. Other stock-based awards may be paid in cash or in shares of our common stock, or a combination of the two, as determined by the Committee in the grant letter.

Transferability of Grants. Grants under the Plan are not transferable by the participant except by will or the laws of descent and distribution.

Qualified Performance-Based Compensation. The Committee may determine that stock units, performance units, stock awards, dividend equivalents or other stock-based awards granted to an employee will be considered “qualified performance-based compensation” under section 162(m) of the Internal Revenue Code (see discussion of section 162(m) under “Federal Income Tax Consequences” below). For such grants, the Committee will establish in writing, at the beginning of the performance period, (1) the objective performance goals that must be met in order for the grants to be payable or the restrictions to lapse, (2) the period during which performance will be measured, (3) the maximum amounts that may be paid if the performance goals are met, and (4) other conditions as the Committee deems appropriate and consistent with section 162(m). The Committee may reduce, but not increase, the amount of compensation that is payable upon achievement of the designated performance goals.

The Committee will use objectively determinable performance goals based on one or more of the following criteria: stock price, earnings per share, net earnings, operating earnings, margin, return on net capital employed, EBITDA (earnings before interest, taxes, depreciation and amortization), net capital employed, return on assets, shareholder return, return on equity, return on capital employed, growth in assets, unit volume, sales, cash flow, market share, relative performance to a comparison group designated by the Committee, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, customer growth, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures. The performance goals may relate to the participant’s business unit or the performance of the Company as a whole, or any combination of the foregoing. Performance goals need not be uniform as among Participants.

Change of Control. If a change of control occurs, all outstanding options and stock appreciation rights will become fully exercisable, the restrictions and conditions on all outstanding stock awards will lapse, and all stock units, performance units, dividend equivalents and other stock-based awards will be paid as determined by the Committee unless otherwise provided in the grant letter.

Unless the Committee determines otherwise, if a change of control occurs in which we are not the surviving corporation (or we survive only as a subsidiary of another corporation), all outstanding options and stock appreciation rights that are not exercised will be assumed by, or replaced with comparable options or stock appreciation rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation).

In the event of a change of control, the Committee may require that participants surrender their outstanding options and stock appreciation rights in exchange for a payment, in cash or stock as determined by the Committee, or the Committee may terminate outstanding options and stock appreciation rights after giving participants an opportunity to exercise the outstanding options and stock appreciation rights.

The Committee making the determinations following a change of control must be comprised of the same members as those of the Committee immediately before the change of control. If the Committee members do not meet this requirement, the automatic provisions of the Plan, as described above, shall apply, and the Committee shall not have discretion to vary them.

A change of control is defined as:

•	Any person, other than us or an affiliate, becomes the beneficial owner of 20% or more of our outstanding stock.

•	Individuals who, at the beginning of any 24-month period, constitute our Board (referred to as the incumbent board) cease to constitute at least a majority of our Board. Any individual who becomes a director after the beginning of the 24-month period and whose election or nomination was approved by at least a majority of the directors then comprising the incumbent board will be considered a member of the incumbent board. However, no individual who was initially elected as a member of our Board in connection with an actual or threatened election contest will be considered to be a member of the incumbent board.

•	Completion of a reorganization, merger or consolidation in which our shareholders immediately before the transaction do not, immediately after the transaction, own more than 50% of the then outstanding shares and voting power of the surviving company, in substantially the same proportions as their prior ownership of our stock.

•	Completion of a complete liquidation or dissolution of our company.

•	Sale of all or substantially all of our assets, other than to a corporation with respect to which, following the sale, more than 50% of the stock is owned by persons who were our shareholders immediately before the sale, in substantially the same proportions as their prior ownership of our stock.

Amendment and Termination of the Plan. The amended Plan will terminate on December 4, 2016. The Board may terminate or amend the Plan earlier at any time. However, the Board will not amend the Plan without shareholder approval if shareholder approval is required to comply with the Internal Revenue Code or other applicable law or to comply with applicable stock exchange requirements. The Plan may not be amended to permit repricing of options or stock appreciation rights granted under the Plan without shareholder approval.

The Plan must be reapproved by our shareholders no later than the first shareholders meeting that occurs in the fifth year following the year in which the shareholders previously approved the “qualified performance-based compensation” provisions of the Plan (as described above under “Qualified Performance-Based Compensation”) if additional grants are to be made as “qualified performance-based compensation” and if required by section 162(m) of the Internal Revenue Code.

Federal Income Tax Consequences

The following description of the federal income tax consequences of grants under the Plan is a general summary. State, local, and other taxes may also be imposed in connection with grants. This discussion is intended for the information of shareholders considering how to vote at the annual meeting and not as tax guidance to individuals who participate in the Plan.

Nonqualified Stock Options. A participant who receives a nonqualified stock option will recognize no income at the time of the grant of the option. Upon exercise of a nonqualified stock option, a participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of our stock on the date of exercise over the option price. The basis in shares acquired upon exercise of a nonqualified stock option will equal the fair market value of such shares at the time of exercise, and the holding period of the shares (for capital gain purposes) will begin on the date of exercise. In general, we will be entitled to a business expense deduction in the same amount and at the same time as the participant recognizes ordinary income.

Stock Units and Performance Units. A participant who receives a stock unit or performance unit will not recognize taxable income until the unit is paid to the participant. When the unit is paid, the participant will recognize ordinary income in an amount equal to the cash and the fair market value of the stock paid to the participant. We generally will be entitled to a business expense deduction in the same amount.

Stock Awards. A participant who receives a stock award generally will not recognize taxable income until the stock is transferable by the participant or no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs first. When the stock is either transferable or is no longer subject to a substantial risk of forfeiture, the participant will recognize ordinary income in an amount equal to the fair market value of the shares at that time, less any amounts paid for the shares. A participant may elect to recognize ordinary income when a stock award is granted in an amount equal to the fair market value of the shares at the date of grant, determined without regard to the restrictions. We generally will be entitled to a corresponding business expense deduction in the year in which the participant recognizes ordinary income.

Stock Appreciation Rights, Dividend Equivalents and Other Stock-Based Awards. A participant will recognize ordinary income when stock appreciation rights are exercised and when dividend equivalents and other stock-based awards are paid to the participant, in an amount equal to the cash and the fair market value of any shares paid to the participant. The Company generally will be entitled to a corresponding business expense deduction when the participant recognizes ordinary income.

Section 162(m). Section 162(m) of the Internal Revenue Code generally disallows a public company’s tax deduction for compensation paid to the chief executive officer and the four other most highly compensated executive officers in excess of $1 million in any year. Compensation that qualifies as “qualified performance-based compensation” is excluded from the $1 million limit, and therefore remains fully deductible by the company that pays it. Stock options, stock appreciation rights and grants that are contingent on achievement of performance goals as described in “Qualified Performance-Based Compensation” above will not be subject to the section 162(m) deduction limit. Other grants under the Plan may be subject to the deduction limit.

Tax Withholding. We have the right to require the recipient of any grant to pay to us an amount necessary to satisfy our federal, state, or local tax withholding obligations with respect to the grants. We may withhold from other amounts payable to the Participant an amount necessary to satisfy these obligations. If the Committee permits, a participant may satisfy our withholding obligation by having shares acquired pursuant to the grant withheld, provided that the number of shares withheld does not exceed the individual’s minimum applicable withholding tax rate for federal, state, and local tax liabilities.

Market Price of Shares

The closing price of our stock, as reported on the New York Stock Exchange Composite Tape on December 15, 2006 was $27.72.

Vote Required

To be adopted, this proposal must be approved by the affirmative vote of a majority of the votes cast.

The Board of Directors of UGI Corporation unanimously recommends a vote FOR this proposal.

Equity Compensation Table

The following table sets forth information as of the end of our 2006 fiscal year with respect to compensation plans under which our equity securities are authorized for issuance:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	5,417,952 923,662	$17.48 0		1,896,508
Equity compensation plans not approved by security holders (2)	425,900	$11.62		0
Total	6,767,514	$17.056	(3)	1,896,508

(1)	Column (a) represents 5,417,952 stock options under the 1997 Stock Option and Dividend Equivalent Plan, the 1992 Directors’ Option Stock Plan, the 2000 Directors’ Stock Option Plan, the 2000 Stock Incentive Plan and the 2004 Omnibus Equity Compensation Plan, and 923,662 Performance Units and Stock Units under the 2004 Omnibus Equity Compensation Plan. Because the value of these Performance Units and Stock Units will generally be paid in Shares (65%) and cash (35%) if all award conditions are met, only 600,380 Shares are expected to be issued under these awards.

(2)	Column (a) represents 425,900 stock options under the 1992 and 2002 Non-Qualified Stock Option Plans. Under the 1992 and 2002 Non-Qualified Stock Option Plans, the option exercise price is not less than 100% of the fair market value of the Company’s common stock on the date of grant. Generally, options become exercisable in three equal annual installments beginning on the first anniversary of the grant date. All options are non-transferable and generally exercisable only while the holder is employed by the Company or an affiliate, with exceptions for exercise following retirement, disability and death. Options are subject to adjustment in the event of recapitalization, stock splits, mergers, and other similar corporate transactions affecting the Company’s common stock.

(3)	Weighted-average exercise price of outstanding options; excludes phantom share units.

Since receiving Shareholder approval in 2004, the Company has been using the 2004 Omnibus Equity Compensation Plan to make awards of Performance Units and Stock Units to employees, and awards of Stock Units to Directors. The “Equity Compensation Table” above includes the number of all outstanding grants of both performance-based (Performance Units) and non-performance based (Stock Units) equity compensation awards.

The table below shows the number of Performance Unit awards and Stock Unit awards made in fiscal years 2004, 2005 and 2006:

	Fiscal Year 2004	Fiscal Year 2005	Fiscal Year 2006
Performance Units Granted	178,600	205,300	158,450
Stock Units Granted	114,969	80,930	28,876
Total	293,569	286,230	187,326

At the end of the applicable performance period, typically three years, Performance Units are paid based on the achievement of pre-established performance criteria. Stock Units are paid at the end of the applicable restriction period. Payouts of Performance Units and Stock Units are generally made in Shares (65%) and cash (35%). Consequently, the number of Shares actually issued in connection with awards of Performance Units and Stock Units is less than the number of Performance Units and Stock Units originally granted.

The table below shows the total number of Shares issued in fiscal years 2004, 2005 and 2006 in respect of the related number of Performance Units:

	Underlying Performance Units	Shares Issued
Fiscal Year 2004	166,013	97,382
Fiscal Year 2005	254,250	150,637
Fiscal Year 2006	168,500	109,789

The table below shows the total number of Shares issued in fiscal years 2004, 2005 and 2006 in respect of the related number of Stock Units:

	Underlying Stock Units	Shares Issued
Fiscal Year 2004	0	0
Fiscal Year 2005	7,200	3,780
Fiscal Year 2006	42,168	25,309

ITEM 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors appointed PricewaterhouseCoopers as independent registered public accountants to examine and report on the consolidated financial statements of the Company for Fiscal 2007 and recommends that the Shareholders ratify the appointment. If the Shareholders do not ratify the appointment of PricewaterhouseCoopers, the Audit Committee will consider the appointment of other independent registered public accountants. One or more representatives of PricewaterhouseCoopers will be present at the Annual Meeting. They will have the opportunity to respond to appropriate questions and to make a statement if they wish to do so.

The Board of Directors of UGI Corporation unanimously recommends a vote FOR this proposal.

ITEM 4 — OTHER MATTERS

There are no other matters that the Board of Directors intends to present for action at the Annual Meeting. The Company has been notified that a Shareholder intends to present a proposal at the Annual Meeting concerning a sale or termination of operations of the Company’s Austrian subsidiary, Flaga GmbH. If the Shareholder properly presents his proposal at the meeting, it is the intention of the persons named as proxies in the accompanying form of proxy to exercise their discretionary authority to vote against this proposal. If any other matter requiring a vote of the Shareholders should arise, the persons named in the form of proxy will vote in accordance with their best judgment.

|    GLOSSARY

2004 Plan	UGI Corporation 2004 Omnibus Equity Compensation Plan.

AmeriGas Partners or Partnership	AmeriGas Partners, L.P., a limited partnership whose Common Units trade on the New York Stock Exchange.

AmeriGas Propane	AmeriGas Propane, Inc., a subsidiary of the Company and the General Partner of AmeriGas Partners, L.P.

Annual Meeting	Annual Meeting of Shareholders of UGI Corporation to be held on Tuesday, February 27, 2007.

Board or Board of Directors	Board of Directors of UGI Corporation.

Common Stock or Stock	UGI Corporation Common Stock.

Common Unit	A limited partnership interest in AmeriGas Partners, L.P.

Distribution Equivalent	A Distribution Equivalent is an amount determined by multiplying the number of Restricted Units by the per-unit cash distribution, or the per-unit fair market value of any non-cash distribution, paid by the Partnership on its Common Units on a distribution payment date.

Dividend Equivalent	A Dividend Equivalent is an amount determined by multiplying the number of Restricted Shares, Performance Units, or Stock Units by the per-Share cash dividend, or the per-Share fair market value of any non-cash dividend, paid by the Company on its Shares on a dividend payment date.

Fiscal	The twelve-month period ended September 30.

Named Executives	The Company’s Chief Executive Officer and each of the four other most highly compensated executive officers.

Performance Unit	Each Performance Unit represents the right of the recipient to receive a share of Stock or an amount based on the value of a share of Stock, if specified performance goals and other conditions are met.

PricewaterhouseCoopers	PricewaterhouseCoopers LLP.

Proxies	Lon R. Greenberg, James W. Stratton and Stephen D. Ban, or any one of them.

Restricted Share	Each Restricted Share represents the right of the recipient to receive a share of Stock or an amount based on the value of a share of Stock, if specified performance goals and other conditions are met.

Restricted Unit	Each Restricted Unit represents the right of the recipient to receive a Common Unit or an amount based on the value of a Common Unit, if specified performance goals and other conditions are met.

Retirement Plan	Retirement Income Plan for Employees of UGI Utilities, Inc.

Securities and Exchange Commission or SEC or Commission	The United States Securities and Exchange Commission.

Severance Plan	UGI Corporation Senior Executive Employee Severance Pay Plan.

Share or Shares	A Share or Shares of UGI Corporation Common Stock.

Shareholder	A holder of UGI Common Stock.

Stock Unit	Each Stock Unit represents the right of the recipient to receive a Share or an amount based on the value of a Share. Payment of Stock Units may require that certain conditions are met.

UGI or Company	UGI Corporation.

APPENDIX A

APPENDIX A – AMENDED AND RESTATED UGI CORPORATION 2004

OMNIBUS EQUITY COMPENSATION PLAN

|     TABLE OF CONTENTS

i

UGI CORPORATION

2004 OMNIBUS EQUITY COMPENSATION PLAN

Amended and Restated as of December 5, 2006

1. Purpose

The purpose of the UGI Corporation 2004 Omnibus Equity Compensation Plan (the “Plan”) is to provide (i) designated employees of UGI Corporation (“UGI”) and its subsidiaries, and (ii) non-employee members of the board of directors of UGI with the opportunity to receive grants of stock options, stock units, performance units, stock awards, stock appreciation rights, dividend equivalents and other stock-based awards. UGI believes that by providing equity based compensation, the Plan will encourage the participants to contribute materially to the growth of UGI, thereby benefiting UGI’s shareholders, and will more closely align the economic interests of the participants with those of the shareholders.

The Plan was adopted effective as of January 1, 2004, and was approved by the shareholders of UGI. The UGI Corporation Directors’ Equity Compensation Plan was merged into the Plan as of January 1, 2004. The Plan is hereby amended and restated effective December 5, 2006 to increase the number of shares authorized to be issued under the Plan and to make other appropriate changes. The amended and restated Plan is subject to shareholder approval, except that the changes to the definition of Fair Market Value in Section 2(l), and the changes to the provisions for adjustments in Section 5(d), shall be effective as of December 5, 2006.

2. Definitions

Whenever used in this Plan, the following terms will have the respective meanings set forth below:

(a) “Board” means UGI’s Board of Directors as constituted from time to time.

(b) “Certificate” means a certificate, or electronic book entry equivalent, for a share of Stock.

(c) “Change of Control” means a change of control of UGI as described on the attached Exhibit A, or as modified by the Board from time to time.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Committee” means (i) with respect to Grants to Employees, the Compensation and Management Development Committee of the Board or its successor, and (ii) with respect to Grants made to Non-Employee Directors, the Board or its delegate.

(f) “Company” means UGI and any Subsidiary.

(g) “Date of Grant” means the effective date of a Grant; provided, however, that no retroactive Grants will be made.

(h) “Directors’ Equity Plan” means the UGI Corporation Directors’ Equity Compensation Plan.

(i) “Dividend Equivalent” means an amount determined by multiplying the number of shares of Stock subject to a Grant by the per-share cash dividend, or the per-share fair market value (as determined by the Committee) of any dividend in consideration other than cash, paid by UGI on its Stock.

(j) “Employee” means an employee of the Company (including an officer or director who is also an employee). For purposes of the Plan, the term “Employee” shall also include a chief executive officer or other officer or person who performs management and policymaking functions with respect to a Subsidiary of UGI located outside the United States.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l) “Fair Market Value” of Stock means the last reported sale price of a share of Stock on the New York Stock Exchange on the day on which Fair Market Value is being determined, as reported on the composite tape for transactions on the New York Stock Exchange. In the event that there are no Stock transactions on the New York Stock Exchange on such day, the Fair Market Value will be determined as of the immediately preceding day on which there were Stock transactions on that exchange. Notwithstanding the foregoing, in the case of a broker-assisted exercise pursuant to Section 7(f), the Fair Market Value will be the actual sale price of the shares issued upon exercise of the Option.

(m) “Grant” means an Option, Stock Unit, Performance Unit, Stock Award, Stock Appreciation Right, Dividend Equivalent or Other Stock-Based Award granted under the Plan.

(n) “Grant Letter” means the written instrument that sets forth the terms and conditions of a Grant, including all amendments thereto.

(o) “Non-Employee Director” means a member of the Board who is not an employee of the Company.

(p) “Option” means an option to purchase shares of Stock, as described in Section 7.

(q) “Option Price” means an amount per share of Stock purchasable under an Option, as designated by the Committee.

(r) “Other Stock-Based Award” means any Grant based on, measured by or payable in Stock (other than Grants described in Sections 7, 8, 9, 10, 11 and 12 of the Plan) as described in Section 13.

(s) “Participant” means an Employee or Non-Employee Director designated by the Committee to participate in the Plan.

(t) “Performance Unit” means an award of a phantom unit representing a share of Stock, as described in Section 9.

(u) “Plan” means this 2004 Omnibus Equity Compensation Plan, as in effect from time to time.

(v) “Stock” means the common stock of UGI or such other securities of UGI as may be substituted for Stock pursuant to Section 5(d) or Section 18.

(w) “Stock Appreciation Right” means a stock appreciation right with respect to a share of Company Stock as described in Section 11.

(x) “Stock Award” means an award of Stock as described in Section 10.

(y) “Stock Unit” means an award of a phantom unit representing a share of Stock, as described in Section 8.

(z) “Subsidiary” means any corporation or partnership, at least 20% of the outstanding voting stock, voting power or partnership interest of which is owned, directly or indirectly, by UGI.

(aa) “Target Amount” means a target number of Shares to be issued based on achievement of the performance goals and satisfaction of all conditions for payment of Performance Units at the 100% level.

(bb) “UGI” means UGI Corporation, a Pennsylvania corporation or any successor thereto.

3. Administration

(a) Committee. The Plan shall be administered and interpreted by the Compensation and Management Development Committee of the Board or its successor with respect to grants to Employees. The Plan shall be administered and interpreted by the Board, or by a committee of directors to whom the Board has delegated responsibility, with respect to grants to Non-Employee Directors. The Board or committee, as applicable, that has authority with respect to a specific Grant shall be referred to as the “Committee” with respect to that Grant. Ministerial functions may be performed by an administrative committee comprised of Company employees appointed by the Committee.

(b) Committee Authority. The Committee shall have the sole authority to (i) determine the Participants to whom Grants shall be made under the Plan, (ii) determine the type, size and terms and conditions of the Grants to be made to each such Participant, (iii) determine the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms and conditions of any previously issued Grant, subject to the provisions of Section 20 below, and (v) deal with any other matters arising under the Plan.

(c) Committee Determinations. The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated Participants.

4. Grants

(a) Grants under the Plan may consist of Options as described in Section 7, Stock Units as described in Section 8, Performance Units as described in Section 9, Stock Awards as described in Section 10, Stock Appreciation Rights as described in Section 11, Dividend Equivalents as described in Section 12 and Other Stock-Based Awards as described in Section 13. All Grants shall be subject to such terms and conditions as the Committee deems appropriate and as are specified in writing by the Committee to the Participant in the Grant Letter.

(b) All Grants shall be made conditional upon the Participant’s acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Grant. Grants under a particular Section of the Plan need not be uniform as among the Participants.

(c) The Committee may make Grants that are contingent on, and subject to, shareholder approval of the Plan or an amendment to the Plan.

5. Shares Subject to the Plan

(a) Shares Authorized. The total aggregate number of shares of Stock that may be issued under the Plan from January 1, 2004 is 15,000,000 shares, subject to adjustment as described below. The maximum number of shares of Stock that may be issued under the Plan from January 1, 2004 pursuant to Grants other than Options or Stock Appreciation Rights is 3,200,000 shares, subject to adjustment as described below. The shares may be authorized but unissued shares of Stock or reacquired shares of Stock for purposes of the Plan.

(b) Share Counting. For administrative purposes, when the Committee makes a Grant payable in Stock, the Committee shall reserve, and count against the share limit, shares equal to the maximum number of shares that may be issued under the Grant. If and to the extent Options or Stock Appreciation Rights granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent that any Stock Awards, Stock Units, Performance Units or Other Stock-Based Awards are forfeited or terminated, or otherwise are not paid in full, the shares reserved for such Grants shall again be available for purposes of the Plan. Shares of Stock surrendered in payment of the Option Price of an Option, and shares withheld or surrendered for payment of taxes, shall not be available for re-issuance under the Plan. If Stock Appreciation Rights are granted, the full number of shares subject to the Stock Appreciation Rights shall be considered issued under the Plan, without regard to the number of shares issued upon settlement of the Stock Appreciation Rights and without regard to any cash settlement of the Stock Appreciation Rights. To the extent that other Grants are designated in the Grant Letter to be paid in cash, and not in shares of Stock, such Grants shall not count against the share limits in subsection (a).

(c) Individual Limits. All Grants under the Plan, other than Dividend Equivalents, shall be expressed in shares of Stock. The maximum aggregate number of shares of Stock with respect to which all Grants may be made under the Plan to any individual during any calendar year shall be 1,000,000 shares, subject to adjustment as described below. The maximum aggregate number of shares of Stock with respect to which all Grants, other than Options and Stock Appreciation Rights, may be made under the Plan to any individual during any calendar year shall be 200,000 shares, subject to adjustment as described below. A Participant may not accrue Dividend Equivalents during any calendar year in excess of $750,000. The individual limits of this subsection (b) shall apply without regard to whether the Grants are to be paid in Stock or cash. All cash payments (other than with respect to Dividend Equivalents) shall equal the Fair Market Value of the shares of Stock to which the cash payment relates.

(d) Adjustments. If there is any change in the number or kind of shares of Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Stock is substantially reduced as result of a spinoff or the Company’s payment of any extraordinary dividend or distribution, the maximum number of shares of Stock available for issuance under the Plan, the maximum number of shares of Stock for which any individual may receive Grants in any year, the kind and number of shares covered by outstanding Grants, the kind and number of shares to be issued or issuable under the Plan, and the price per share or the applicable market value of such Grants shall be required to be equitably adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Grants; provided, however, than any fractional shares resulting from such adjustment shall be eliminated. Any adjustments to outstanding Grants shall be consistent with Section 409A of the Code, to the extent applicable. Any adjustments determined by the Committee shall be final, binding and conclusive.

6. Eligibility for Participation

(a) Eligible Persons. All Employees, including Employees who are officers or members of the Board, and all Non-Employee Directors shall be eligible to participate in the Plan.

(b) Selection of Participants. The Committee shall select the Employees and Non-Employee Directors to receive Grants and shall determine the number of shares of Stock subject to each Grant.

7. Options

(a) General Requirements. The Committee may grant Options to an Employee or Non-Employee Director upon such terms and conditions as the Committee deems appropriate under this Section 7. Dividend Equivalents may not be granted with respect to Options.

(b) Number of Shares. The Committee shall determine the number of shares of Stock that will be subject to each Grant of Options to Employees and Non-Employee Directors.

(c) Type of Option, Price and Term.

(i) The Committee may grant Options that are nonqualified stock options and are not considered incentive stock options under section 422 of the Code.

(ii) The Option Price of Stock subject to an Option shall be determined by the Committee and shall be equal to or greater than the Fair Market Value of a share of Stock on the Date of Grant.

(iii) The Committee shall determine the term of each Option. The term of an Option shall not exceed ten years from the Date of Grant.

(d) Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions as may be determined by the Committee and specified in the Grant Letter. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

(e) Termination of Employment or Service. Except as provided in the Grant Letter, an Option may only be exercised while the Participant is employed by the Company, or providing service as a Non-Employee Director. The Committee shall determine in the Grant Letter under what circumstances and during what time periods a Participant may exercise an Option after termination of employment or service.

(f) Exercise of Options. A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Participant shall pay the Option Price for the Option (i) in cash, (ii) by delivering shares of Stock owned by the Participant and having a Fair Market Value on the date of exercise equal to the Option Price or by attestation to ownership of shares of Stock having an aggregate Fair Market Value on the date of exercise equal to the Option Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (iv) by such other method as the Committee may approve. Shares of Stock used to exercise an Option shall have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. Payment for the shares pursuant to the Option, and any required withholding taxes, must be received by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance of the Stock.

8. Stock Units

(a) General Requirements. The Committee may grant Stock Units to an Employee or Non-Employee Director, upon such terms and conditions as the Committee deems appropriate under this Section 8. Each Stock Unit shall represent the right of the Participant to receive a share of Stock or an amount based on the value of a share of Stock. All Stock Units shall be credited to accounts on the Company’s records for purposes of the Plan.

(b) Terms of Stock Units. The Committee may grant Stock Units that are payable on terms and conditions determined by the Committee. Stock Units may be paid at the end of a specified period, or payment may be deferred to a date authorized by the Committee consistent with section 409A of the Code. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units. The Committee may grant Dividend Equivalents with respect to Stock Units.

(c) Payment With Respect to Stock Units. Payment with respect to Stock Units shall be made in cash, in Stock, or in a combination of the two, as determined by the Committee in the Grant Letter. The Grant Letter shall specify the maximum number of shares that can be issued under the Stock Units.

(d) Requirement of Employment or Service. The Committee shall determine in the Grant Letter under what circumstances a Participant may retain Stock Units after termination of the Participant’s employment or service, and the circumstances under which Stock Units may be forfeited.

9. Performance Units

(a) General Requirements. The Committee may grant Performance Units to an Employee or Non-Employee Director, upon such terms and conditions as the Committee deems appropriate under this Section 9. Each Performance Unit shall represent the right of the Participant to receive a share of Stock or an amount based on the value of a share of Stock, if specified performance goals and other conditions are met. All Performance Units shall be credited to accounts on the Company’s records for purposes of the Plan.

(b) Terms of Performance Units. The Committee shall establish the performance goals and other conditions for payment of Performance Units. Performance Units may be paid at the end of a specified performance or other period, or payment may be deferred to a date authorized by the Committee, consistent with section 409A of the Code. The Committee shall determine the number of Performance Units to be granted and the requirements applicable to such Performance Units. The Committee may grant Dividend Equivalents with respect to Performance Units.

(c) Payment With Respect to Performance Units. Payment with respect to Performance Units shall be made in cash, in Stock, or in a combination of the two, as determined by the Committee in the Grant Letter. The Committee shall establish a Target Amount for Performance Units in the Grant Letter. Payment of Performance Units in excess of the Target Amount shall be made in cash.

(d) Requirement of Employment or Service. The Committee shall determine in the Grant Letter under what circumstances a Participant may retain Performance Units after termination of the Participant’s employment or service, and the circumstances under which Performance Units may be forfeited.

10. Stock Awards

(a) General Requirements. The Committee may issue shares of Stock to an Employee or Non-Employee Director under a Stock Award, upon such terms and conditions as the Committee deems appropriate under this Section 10. Shares of Stock issued pursuant to Stock Awards may be issued for cash consideration or for no cash consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including restrictions based upon the achievement of specific performance goals.

(b) Number of Shares. The Committee shall determine the number of shares of Stock to be issued pursuant to a Stock Award and any restrictions applicable to such shares.

(c) Requirement of Employment or Service. The Committee shall determine in the Grant Letter under what circumstances a Participant may retain Stock Awards after termination of the Participant’s employment or service, and the circumstances under which Stock Awards may be forfeited.

(d) Restrictions on Transfer. While Stock Awards are subject to restrictions, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except upon death as described in Section 17. Each Certificate for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant. The Participant shall be entitled to have the legend removed when all restrictions on such shares have lapsed. The Company may retain possession of any Certificates for Stock Awards until all restrictions on such shares have lapsed.

(e) Right to Vote and to Receive Dividends. The Committee shall determine to what extent, and under what conditions, the Participant shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares during the restriction period.

11. Stock Appreciation Rights

(a) General Requirements. The Committee may grant Stock Appreciation Rights to an Employee or Non-Employee Director separately or in tandem with any Option (for all or a portion of the applicable Option). Dividend Equivalents may not be granted with respect to Stock Appreciation Rights.

(b) Number of Shares, Term and Base Amount. The Committee shall establish the number of shares, the term and the base amount of the Stock Appreciation Right at the time the Stock Appreciation Right is granted. The term of a Stock Appreciation Right shall not exceed ten years from the Date of Grant. The base amount of a Stock Appreciation Right shall not be less than the Fair Market Value of a share of Stock on the Date of Grant of the Stock Appreciation Right.

(c) Exercisability. Stock Appreciation Rights shall become exercisable in accordance with such terms and conditions as may be determined by the Committee and specified in the Grant Letter. The Committee may accelerate the exercisability of any or all outstanding Stock Appreciation Rights at any time for any reason. A tandem Stock Appreciation Right shall be exercisable only during the period when the Option to which it is related is also exercisable.

(d) Termination of Employment or Service. Except as provided in the Grant Letter, a Stock Appreciation Right may only be exercised while the Participant is employed by the Company, or providing service as a Non-Employee Director. The Committee shall determine in the Grant Letter under what circumstances and during what time periods a Participant may exercise a Stock Appreciation Right after termination of employment or service.

(e) Exercise of Stock Appreciation Rights. When a Participant exercises a Stock Appreciation Right, the Participant shall receive in settlement of such Stock Appreciation Right an amount equal to the value of the Stock appreciation for the number of Stock Appreciation Rights exercised. The Stock appreciation is the amount by which the Fair Market Value of the underlying shares of Stock on the date of exercise of the Stock Appreciation Right exceeds the base amount of the Stock Appreciation Right as specified in the Grant Letter. The Stock appreciation amount shall be paid in shares of Company Stock, cash or any combination of the two, as the Committee shall determine in the Grant Letter. For purposes of calculating the number of shares of Stock to be received, shares of Stock shall be valued at their Fair Market Value on the date of exercise of the Stock Appreciation Right.

12. Dividend Equivalents

(a) General Requirements. When the Committee grants Stock Units or Performance Units under the Plan, the Committee may grant Dividend Equivalents in connection with such Grants under such terms and conditions as the Committee deems appropriate under this Section 12. Dividend Equivalents may be paid to Participants currently or may be deferred, consistent with section 409A of the Code, as determined by the Committee. All Dividend Equivalents that are not paid currently shall be credited to accounts on the Company’s records for purposes of the Plan. Dividend Equivalents may be accrued as a cash obligation, or may be converted to Stock Units for the Participant, as determined by the Committee. Unless otherwise specified in the Grant Letter, deferred Dividend Equivalents will not accrue interest. The Committee may provide that Dividend Equivalents shall be payable based on the achievement of specific performance goals.

(b) Payment with Respect to Dividend Equivalents. Dividend Equivalents may be payable in cash or shares of Stock or in a combination of the two, as determined by the Committee in the Grant Letter.

13. Other Stock-Based Awards

The Committee may grant other awards that are based on, measured by or payable in Stock to Employees or Non-Employee Directors, on such terms and conditions as the Committee deems appropriate under this Section 13. Other Stock-Based Awards may be granted subject to achievement of performance goals or other conditions and may be payable in Stock or cash, or in a combination of the two, as determined by the Committee in the Grant Letter.

14. Qualified Performance-Based Compensation

(a) Designation as Qualified Performance-Based Compensation. The Committee may determine that Stock Units, Performance Units, Stock Awards, Dividend Equivalents or Other Stock-Based Awards granted to an Employee shall be considered “qualified performance-based compensation” under section 162(m) of the Code. The provisions of this Section 14 shall apply to any such Grants that are to be considered “qualified performance-based compensation” under section 162(m) of the Code.

(b) Performance Goals. When Stock Units, Performance Units, Stock Awards, Dividend Equivalents or Other Stock-Based Awards that are to be considered “qualified performance-based compensation” are granted, the Committee shall establish in writing (i) the objective performance goals that must be met, (ii) the period during which performance will be measured, (iii) the maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the requirements of Section 162(m) of the Code for “qualified performance-based compensation.” The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable, but may reduce the amount of compensation that is payable, pursuant to Grants identified by the Committee as “qualified performance-based compensation.”

(c) Criteria Used for Objective Performance Goals. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: stock price, earnings per share, net earnings, operating earnings, margin, EBITDA (earnings before interest, taxes, depreciation and amortization), net capital employed, return on assets, shareholder return, return on equity, return on capital employed, growth in assets, unit volume, sales, cash flow, market share, relative performance to a comparison group designated by the Committee, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, customer growth, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures. The performance goals may relate to the Participant’s business unit or the performance of the Company as a whole, or any combination of the foregoing. Performance goals need not be uniform as among Participants.

(d) Timing of Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code.

(e) Certification of Results. The Committee shall certify the performance results for the performance period specified in the Grant Letter after the performance period expires. The Committee shall determine the amount, if any, to be paid pursuant to each Grant based on the achievement of the performance goals and the satisfaction of all other terms of the Grant Letter.

(f) Death, Disability or Other Circumstances. The Committee may provide in the Grant Letter that Grants identified as qualified performance-based compensation shall be payable, in whole or in part, in the event of the Participant’s death or disability, a Change of Control or under other circumstances consistent with the Treasury regulations and rulings under section 162(m) of the Code.

15. Directors’ Equity Plan

The Directors’ Equity Plan was merged into this Plan as of January 1, 2004, and all outstanding Units and accrued Dividend Equivalents under the Directors’ Equity Plan as of January 1, 2004 shall be issued and paid out of this Plan. No additional awards shall be made under the Directors’ Equity Plan. Dividend Equivalents shall be credited under this Plan with respect to outstanding Units under the Directors’ Equity Plan, according to terms and conditions established by the Committee under Section 12.

16. Withholding of Taxes

(a) Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may require that the Participant or other person receiving or exercising Grants pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

(b) Election to Withhold Shares. If the Committee so permits, a Participant may elect to satisfy the Company’s tax withholding obligation with respect to Grants paid in Stock by having shares of Stock withheld, at the time such Grants become taxable, up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.

17. Transferability of Grants

Only the Participant may exercise rights under a Grant during the Participant’s lifetime, and a Participant may not transfer those rights except by will or by the laws of descent and distribution. When a Participant dies, the personal representative or other person entitled to succeed to the rights of the Participant may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Participant’s will or under the applicable laws of descent and distribution.

18. Consequences of a Change of Control

(a) Notice and Acceleration. Upon a Change of Control, unless the Committee determines otherwise, (i) the Company shall provide each Participant who holds outstanding Grants with written notice of the Change of Control, (ii) all outstanding Options and Stock Appreciation Rights shall automatically accelerate and become fully exercisable, (iii) the restrictions and conditions on all outstanding Stock Awards shall immediately lapse, (iv) all Stock Units and Performance Units shall become payable in cash in an amount not less than their Target Amount or in a larger amount, up to the maximum Grant value, as determined by the Committee, and (v) Dividend Equivalents and Other Stock-Based Awards shall become payable in full in cash, in amounts determined by the Committee.

(b) Assumption of Grants. Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Options and Stock Appreciation Rights that are not exercised shall be assumed by, or replaced with comparable options or stock appreciation rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other Grants that remain outstanding after the Change of Control shall be converted to similar Grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

(c) Other Alternatives. Notwithstanding the foregoing, subject to subsection (d) below, in the event of a Change of Control, the Committee may take any of the following actions with respect to any or all outstanding Grants, without the consent of any Participant: (i) the Committee may require that Participants surrender their outstanding Options and Stock Appreciation Rights in exchange for a payment by the Company, in cash or Stock as determined by the Committee, in an amount equal to the amount, if any, by which the then Fair Market Value of the shares of Stock subject to the Participant’s unexercised Options and Stock Appreciation Rights exceeds the Option Price or base amount, (ii) after giving Participants an opportunity to exercise their outstanding Options and Stock Appreciation Rights, the Committee may terminate any or all unexercised Options and Stock Appreciation Rights at such time as the Committee deems appropriate, and (iii) with respect to Participants holding Stock Units, Performance Units, Dividend Equivalents or Other Stock-Based Awards, the Committee may determine that such Participants shall receive a payment in settlement of such Stock Units, Performance Units, Dividend Equivalents or Other Stock-Based Awards, in such amount and form as may be determined by the Committee. Such surrender or termination shall take place as of the date of the Change of Control or such other date as the Committee may specify.

(d) Committee. The Committee making the determinations under this Section 18 following a Change of Control must be comprised of the same members as those of the Committee immediately before the Change of Control. If the Committee members do not meet this requirement, the automatic provisions of subsections (a) and (b) shall apply, and the Committee shall not have discretion to vary them.

(e) Other Transactions. The Committee may provide in a Grant Letter that a sale or other transaction involving a Subsidiary or other business unit of the Company shall be considered a Change of Control for purposes of a Grant, or the Committee may establish other provisions that shall be applicable in the event of a specified transaction.

19. Requirements for Issuance of Shares

No Stock shall be issued in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance of such Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Participant hereunder on such Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Stock as the Committee shall deem necessary or advisable, and Certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon. No Participant shall have any right as a shareholder with respect to Stock covered by a Grant until shares have been issued to the Participant.

20. Amendment and Termination of the Plan

(a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without approval of the shareholders of UGI if such approval is required in order to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements. No amendment or termination of this Plan shall, without the consent of the Participant, materially impair any rights or obligations under any Grant previously made to the Participant under the Plan, unless such right has been reserved in the Plan or the Grant Letter, or except as provided in Section 21(c) below.

(b) No Repricing Without Shareholder Approval. Notwithstanding anything in the Plan to the contrary, the Committee may not reprice Options or Stock Appreciation Rights, nor may the Board amend the Plan to permit repricing of Options or Stock Appreciation Rights, unless the shareholders of UGI provide prior approval for such repricing. The term “repricing” shall have the meaning given that term in Section 303A(8) of the New York Stock Exchange Listed Company Manual, as in effect from time to time.

(c) Shareholder Approval for “Qualified Performance-Based Compensation.” If Stock Units, Performance Units, Stock Awards, Dividend Equivalents or Other Stock-Based Awards are granted as “qualified performance-based compensation” under Section 14 above, the Plan must be reapproved by the UGI shareholders no later than the first shareholders meeting that occurs in the fifth year following the year in which the shareholders previously approved the provisions of Section 14, if additional Grants are to be made under Section 14 and if required by section 162(m) of the Code or the regulations thereunder.

(d) Termination of Plan. The Plan shall terminate on December 4, 2016, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the shareholders. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant.

21. Miscellaneous

(a) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other stock-based awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a grant made by such corporation. The terms and conditions of the Grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives, as determined by the Committee.

(b) Reduction of Responsibilities. The Committee shall have discretion to adjust an Employee’s outstanding Grants if the Employee’s authority, duties or responsibilities are significantly reduced.

(c) Compliance with Law. The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Grants made under Section 14 of the Plan comply with the applicable provisions of section 162(m) of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or section 162(m) of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 162(m) of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Participants. The Committee may, in its sole discretion, agree to limit its authority under this Section.

(d) Enforceability. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

(e) Funding of the Plan; Limitation on Rights. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company and any Participant or any other person. No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of the Company. To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

(f) Rights of Participants. Nothing in this Plan shall entitle any Employee, Non-Employee Director or other person to any claim or right to receive a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employment or service of the Company.

(g) No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(h) Employees Subject to Taxation Outside the United States. With respect to Participants who are subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

(i) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Letters issued under the Plan shall be governed and construed by and determined in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflict of laws provisions thereof.

Exhibit A

UGI CORPORATION

2004 OMNIBUS EQUITY COMPENSATION PLAN

AMENDED AND RESTATED AS OF DECEMBER 5, 2006

For purposes of the Plan, the term “Change of Control,” and other defined terms used in the definition of “Change of Control,” shall have the following meanings:

1. “Change of Control” shall mean:

(i) Any Person (except UGI, any UGI Subsidiary, any employee benefit plan of UGI or of any UGI Subsidiary, or any Person or entity organized, appointed or established by UGI for or pursuant to the terms of any such employee benefit plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner in the aggregate of 20% or more of either (i) the then outstanding shares of common stock of UGI (the “Outstanding UGI Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of UGI entitled to vote generally in the election of directors (the “UGI Voting Securities”); or

(ii) Individuals who, as of the beginning of any 24-month period, constitute the UGI Board of Directors (the “Incumbent UGI Board”) cease for any reason to constitute at least a majority of the Incumbent UGI Board, provided that any individual becoming a director of UGI subsequent to the beginning of such period whose election or nomination for election by the UGI shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent UGI Board shall be considered as though such individual were a member of the Incumbent UGI Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of UGI (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

(iii) Consummation by UGI of a reorganization, merger or consolidation (a “Business Combination”), in each case, with respect to which all or substantially all of the individuals and entities who were the respective Beneficial Owners of the Outstanding UGI Common Stock and UGI Voting Securities immediately prior to such Business Combination do not, following such Business Combination, Beneficially Own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding UGI Common Stock and UGI Voting Securities, as the case may be; or

(iv) Consummation of (a) a complete liquidation or dissolution of UGI or (b) a sale or other disposition of all or substantially all of the assets of UGI other than to a corporation with respect to which, following such sale or disposition, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially,

1

directly or indirectly, by all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding UGI Common Stock and UGI Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding UGI Common Stock and UGI Voting Securities, as the case may be, immediately prior to such sale or disposition.

2. “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

3. A Person shall be deemed the “Beneficial Owner” of any securities: (i) that such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the “Beneficial Owner” of securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for payment, purchase or exchange; (ii) that such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including without limitation pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the “Beneficial Owner” of any security under this clause (ii) as a result of an oral or written agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (B) is not then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or (iii) that are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person’s Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to clause (ii) above) or disposing of any securities; provided, however, that nothing in this Section 1(c) shall cause a Person engaged in business as an underwriter of securities to be the “Beneficial Owner” of any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of forty (40) days after the date of such acquisition.

4. “Person” shall mean an individual or a corporation, partnership, trust, unincorporated organization, association, or other entity.

5. “UGI Subsidiary” shall mean any corporation in which UGI directly or indirectly, owns at least a fifty percent (50%) interest or an unincorporated entity of which UGI, as applicable, directly or indirectly, owns at least fifty percent (50%) of the profits or capital interests.

2

|     DIRECTIONS TO THE DESMOND HOTEL AND CONFERENCE CENTER

Directions from Philadelphia. Take the Schuylkill Expressway (I-76) West. Follow I-76 West to Route 202 South. Take Route 202 South to the Great Valley/Route 29 North Exit. At the end of the ramp, proceed through the light onto Liberty Boulevard. The Desmond will be on the right.

Directions from South Jersey. Take I-95 South to Route 322 West. Take 322 West to Route 1 South to Route 202 North. Take Route 202 North to Great Valley/Route 29 North Exit. Turn right onto Route 29 North. Turn right at second light onto Liberty Boulevard. The Desmond will be on the left.

Directions from Philadelphia Airport. Take I-95 South to 476 North. Follow 476 North to the Schuylkill Expressway (I-76) West to Route 202 South. Take Route 202 South to the Great Valley/Route 29 North Exit. At the end of the ramp, proceed through the light onto Liberty Boulevard. The Desmond will be on the right.

Directions from Wilmington and Points South (Delaware and Maryland). Take I-95 North to Route 202 North to the Great Valley/Route 29 North Exit. Turn right onto Route 29 North. Turn right at second light onto Liberty Boulevard. The Desmond will be on the left.

Directions from New York and Points North. Take the New Jersey Turnpike South to Exit 6, the Pennsylvania Turnpike extension. Follow the Turnpike West to Exit 326, Valley Forge. Take Route 202 South to the Great Valley/Route 29 North Exit. At the end of the ramp, proceed through the light onto Liberty Boulevard. The Desmond will be on the right.

Directions from Harrisburg and Points West. Take the Pennsylvania Turnpike East to Exit 326, Valley Forge. Take Route 202 South to Great Valley/Route 29 North Exit. At the end of the ramp, proceed through the light onto Liberty Boulevard. The Desmond will be on the right.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

UGI CORPORATION

The undersigned hereby appoints James W. Stratton, Lon R. Greenberg and Stephen D. Ban, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of UGI Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held February 27, 2007 or at any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Δ FOLD AND DETACH HERE Δ

You can now access your UGI Corporation account online.

Access your UGI Corporation shareholder account online via Investor ServiceDirect ® (ISD).

Mellon Investor Services LLC, Transfer Agent for UGI Corporation, now makes it easy and convenient to get current information on your shareholder account.

• View account status • View certificate history • View book-entry information	• View payment history for dividends • Make address changes • Obtain a duplicate 1099 tax form • Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect ® is a registered trademark of Mellon Investor Services LLC

****TRY IT OUT****

www.melloninvestor.com/isd/

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER:                                         1-800-370-1163

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” NUMBERS 1, 2 AND 3.			Mark Here for Address Change or Comments		☐
PLEASE SEE REVERSE SIDE
1. ELECTION OF DIRECTORS
			FOR	AGAINST	ABSTAIN
FOR all nominees (except as noted)	WITHHOLD AUTHORITY (all nominees)	2. APPROVAL OF AMENDED AND RESTATED UGI CORPORATION 2004 OMNIBUS EQUITY COMPENSATION PLAN	☐	☐	☐
			FOR	AGAINST	ABSTAIN
☐	☐	3. RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS	☐	☐	☐
01 J.W. Stratton, 02 S.D. Ban, 03 R.C. Gozon, 04 L.R. Greenberg, 05 M.O. Schlanger, 06 A. Pol, 07 E.E. Jones, 08 J.L. Walsh, 09 R.B. Vincent

Withheld for the nominees you list below; (Write that nominee’s name in the space provided below.)

Signature    _______________________________________________    Signature _______________________________________________    Date _____________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Δ FOLD AND DETACH HERE Δ

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/ugi Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

You can view the Annual Report and Proxy Statement

on the internet at www.ugicorp.com

PROXY

FIDELITY MANAGEMENT TRUST COMPANY

Upon return of this Proxy to you, you are instructed to cause all UGI Corporation Common Stock in my AmeriGas Propane, Inc. Savings Plan Account to be voted at the Annual Meeting of Shareholders of UGI Corporation, to be held on February 27, 2007, and any adjournment thereof, as follows:

As indicated by me on the reverse side, but, if I make no indication as to a particular matter, then as recommended by the Board of Directors on such matter, and in their discretion, upon such other matters as may properly come before the meeting. The Trustee will keep my vote completely confidential.

If the Trustee does not receive my executed Proxy by February 22, 2007, I understand the Trustee will vote the shares represented by this Proxy in the same proportion as it votes those shares for which it does receive a properly executed Proxy.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Δ FOLD AND DETACH HERE Δ

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” NUMBERS 1, 2 AND 3			Mark Here for Address Change or Comments		☐
PLEASE SEE REVERSE SIDE
1. ELECTION OF DIRECTORS
			FOR	AGAINST	ABSTAIN
FOR all nominees (except as noted)	WITHHOLD AUTHORITY (all nominees)	2. APPROVAL OF AMENDED AND RESTATED UGI CORPORATION 2004 OMNIBUS EQUITY COMPENSATION PLAN	☐	☐	☐
			FOR	AGAINST	ABSTAIN
☐	☐	3. RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS	☐	☐	☐
01 J.W. Stratton, 02 S.D. Ban, 03 R.C. Gozon, 04 L.R. Greenberg, 05 M.O. Schlanger, 06 A. Pol, 07 E.E. Jones, 08 J.L. Walsh, 09 R.B. Vincent

Withheld for the nominees you list below; (Write that nominee’s name in the space provided below.)

Signature    _______________________________________________    Signature _______________________________________________    Date _____________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Δ FOLD AND DETACH HERE Δ

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/ugi-amgas Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

You can view the Annual Report and Proxy Statement

on the internet at www.ugicorp.com

PROXY

FIDELITY MANAGEMENT TRUST COMPANY

Upon return of this Proxy to you, you are instructed to cause all UGI Corporation Common Stock in my UGI Utilities, Inc. Savings Plan Account to be voted at the Annual Meeting of Shareholders of UGI Corporation, to be held on February 27, 2007, and any adjournment thereof, as follows:

As indicated by me on the reverse side, but, if I make no indication as to a particular matter, then as recommended by the Board of Directors on such matter, and in their discretion, upon such other matters as may properly come before the meeting. The Trustee will keep my vote completely confidential.

If the Trustee does not receive my executed Proxy by February 22, 2007, I understand the Trustee will vote the shares represented by this Proxy in the same proportion as it votes those shares for which it does receive a properly executed Proxy.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Δ FOLD AND DETACH HERE Δ

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” NUMBERS 1, 2 AND 3			Mark Here for Address Change or Comments		☐
PLEASE SEE REVERSE SIDE
1. ELECTION OF DIRECTORS
			FOR	AGAINST	ABSTAIN
FOR all nominees (except as noted)	WITHHOLD AUTHORITY (all nominees)	2. APPROVAL OF AMENDED AND RESTATED UGI CORPORATION 2004 OMNIBUS EQUITY COMPENSATION PLAN	☐	☐	☐
			FOR	AGAINST	ABSTAIN
☐	☐	3. RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS	☐	☐	☐
01 J.W. Stratton, 02 S.D. Ban, 03 R.C. Gozon, 04 L.R. Greenberg, 05 M.O. Schlanger, 06 A. Pol, 07 E.E. Jones, 08 J.L. Walsh, 09 R.B. Vincent

Withheld for the nominees you list below; (Write that nominee’s name in the space provided below.)

Signature    _______________________________________________    Signature _______________________________________________    Date _____________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Δ FOLD AND DETACH HERE Δ

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/ugi-util Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

You can view the Annual Report and Proxy Statement

on the internet at www.ugicorp.com

PROXY

FIDELITY MANAGEMENT TRUST COMPANY

Upon return of this Proxy to you, you are instructed to cause all UGI Corporation Common Stock in my UGI HVAC Enterprises, Inc. Savings Plan Account to be voted at the Annual Meeting of Shareholders of UGI Corporation, to be held on February 27, 2007, and any adjournment thereof, as follows:

As indicated by me on the reverse side, but, if I make no indication as to a particular matter, then as recommended by the Board of Directors on such matter, and in their discretion, upon such other matters as may properly come before the meeting. The Trustee will keep my vote completely confidential.

If the Trustee does not receive my executed Proxy by February 22, 2007, I understand the Trustee will vote the shares represented by this Proxy in the same proportion as it votes those shares for which it does receive a properly executed Proxy.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Δ FOLD AND DETACH HERE Δ

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” NUMBERS 1, 2 AND 3			Mark Here for Address Change or Comments		☐
PLEASE SEE REVERSE SIDE
1. ELECTION OF DIRECTORS
			FOR	AGAINST	ABSTAIN
FOR all nominees (except as noted)	WITHHOLD AUTHORITY (all nominees)	2. APPROVAL OF AMENDED AND RESTATED UGI CORPORATION 2004 OMNIBUS EQUITY COMPENSATION PLAN	☐	☐	☐
			FOR	AGAINST	ABSTAIN
☐	☐	3. RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS	☐	☐	☐
01 J.W. Stratton, 02 S.D. Ban, 03 R.C. Gozon, 04 L.R. Greenberg, 05 M.O. Schlanger, 06 A. Pol, 07 E.E. Jones, 08 J.L. Walsh, 09 R.B. Vincent

Withheld for the nominees you list below; (Write that nominee’s name in the space provided below.)

Signature    _______________________________________________    Signature _______________________________________________    Date _____________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Δ FOLD AND DETACH HERE Δ

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/ugi-hvac Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

You can view the Annual Report and Proxy Statement

on the internet at www.ugicorp.com